UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

M & A HOLDING CORP
(Exact name of registrant as specified in its charter)

Nevada	333-201360	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1958 Qianming East Road, Fengjingzhen Jinshanqu Shanghai, China
(Address of principal executive offices)

(86) 21-67356573
(Registrant’s telephone number, including area code)

Incorporation by Reference: The information contained in the Company’s Registration Statement on Form S-1, including the Risk Factors contained therein, filed January 5, 2015 (file number 333-201360) and amended April 9, 2015, May 21, 2015, and May 28, 2015 and declared effective June 3, 2015 and the information contained in the Company’s Form 10-Q for the period ended September 30, 2015 filed November 9, 2015 and the Form 8-K filed January 13, 2016, are hereby incorporated by reference.

Note: Certain individual and corporate names may be written slightly differently due to translation into English from the original language of Chinese. In particular, the name Shanghai Muliang Industrial Corp. may be translated as Muliang Industry Co., Ltd.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On February 10, 2016, M & A Holding Corp. (the “Company”), a Nevada corporation, effected a series of transactions that resulted in the Company’s wholly-owned subsidiary, Shanghai Mufeng Investment Consulting Corp. (“Consulting Corp.”) controlling and receiving the economic benefits of Shanghai Muliang Industrial Corp. (“ Industrial Corp”), a Chinese company, utilizing the VIE structure, as described herein.

The VIE structure is widely used to provide venture capital financing and to complete stock trading listings outside China. In lieu of a company acquiring a Chinese company’s equity interest from its resident Chinese founders, in a VIE structure the holding company forms a new wholly owned subsidiary (“WFOE”) in China which will control and receive the economic benefits of the Chinese company (the “VIE”) through a series of contractual arrangements. The Company created its wholly-owned subsidiary, Consulting Corp, to serve as the WFOE in the VIE transaction with Industrial Corp.

On September 3, 2015, the Company effected a forward split of its outstanding common stock resulting in an aggregate of 150,525,000 shares outstanding of which 120,000,000 were owned by Chenxi Shi the founder of the Company and its sole officer and director. The remaining 30,525,000 were held by a total of 39 investors. On June 30, 2015, a registration statement on Form S-1 was declared effective for the offer and sale of 2,035,000 shares (pre-split shares or 30,525,000 post-split shares) by 39 shareholders.

Prior to effecting the VIE transaction the Company effected a change in control by execution of the following transactions as reported in the Form 8-K filed with the Securities and Exchange Commission January 13, 2016.

VIE Transaction:

Shanghai Mufeng Investment Consulting Corp. (“Consulting Corp.”) is a newly formed People’s Republic of China company, without assets or liability, and is a wholly owned subsidiary of Muliang Agriculture Ltd., a subsidiary of the Company. Consulting Corp was created to serve in the VIE transaction as the company to effect the transactions with the operating Chinese company, Shanghai Muliang Industrial Corp. (“Industrial Corp.”). Industrial Corp is owned 95% by Lirong Wang and 5% by Zhongfang Wang (hereinafter referred to as the “Existing Shareholders”). Such VIE transactions functionally result in the WFOE company, Consulting Corp in this transaction, obtaining control with all the economic benefits of the VIE operating Chinese company, Industrial Corp in this transaction. As a result, Consulting Corp will absorb 100% of the expected gains or losses of Industrial Corp and Consulting Corp is the primary beneficiary of Industrial Corp.

On February 1, 2016, Lirong Wang executed the documents as described below to effect the VIE transaction copies of which are filed herewith as exhibits.

Call Option Agreement: Agreement among Lirong Wang and Zhongfang Wang, Consulting Corp. and Industrial Corp. Pursuant to the terms of the agreement, the Existing Shareholders grant an option to for Consulting Corp to purchase all of their equity interest in Industrial Corp through a series of transactions at the lowest price allowed by Chinese law.

Equity Pledge Agreement: Agreement between Existing Shareholders and Consulting Corp. Pursuant to the terms of the agreement, the Existing Shareholders pledge their equity interest in Industrial Corp to Consulting Corp as a guarantee of the performance of their and Industrial Corp.’s obligations under all other VIE agreements. As part of the pledge agreement, each of Lirong Wang and Zhongfang Wang has executed a power of attorney authorizing Consulting Corp.’s designee to handle the transfer of pledged equity.

Voting Rights Agreement: Agreement among Consulting Corp., Industrial Corp., and the Existing Shareholders. Pursuant to the terms of the agreement, the Existing Shareholders delegate their shareholder rights, including voting rights, inspection/information rights, signing rights and election rights to the designee of Consulting Corp.

Exclusive Technical Consulting and Service Agreement: Agreement between Consulting Corp. and Industrial Corp. Pursuant to the terms of the agreement, Consulting Corp will utilize its experts and professional teams and extensive experience to provide assistance and consulting services to Industrial in the areas of Agriculture technology, market research in relation to agriculture technology and market promotion services.

Relationship with Shanghai Muliang Industrial Corp (“Industrial Corp”)

The Company’s current major shareholder and sole officer and director is the 95% owner of Industrial Corp and his father is the owner of the remaining 5%.

Shanghai Muliang Industrial Corp. (“Industrial Corp”) Business

Shanghai Muliang Industrial Corp (“Industrial Corp.”) is an existing operating company incorporated in the People’s Republic of China in 2006 principally engaged in the business of developing, manufacturing, and selling organic fertilizers and bio-organic fertilizers for use in agricultural industry.

Industrial Corp currently has two fertilizer processing plants: one located in Shanghai with a maximum production capacity of 30,000 metric tons a year and another located in Weihai City, Shandong Province, which was completed in 2015, with annual production capacity of 50,000 metric tons. Industrial Corp is constructing another new plant located in Shanghai which will be put in operation in June 2016 with an anticipated annual production capacity of 100,000 metric tons.

The new Shanghai factory is expected to replace the old Shanghai factory which has 30,000 metric ton capacity. Both factories are expected to satisfy the fertilizer demands from the South and North of China, respectively. The Weihai plant will be mainly used to satisfy the demands from the apple farms in Shandong Province and the Shanghai plant will be mainly used in the farms planting rice, corn, and melons in Jiangsu and Zhejiang Province.

In 2013, Industrial Corp established a wholly owned subsidiary, Shanghai Muliang Agritech Development Co., Ltd. (“Muliang Agritech”) in Shanghai, China. On November 6, 2013, Industrial Corp sold 40% of the outstanding equity of Muliang Agritech to Mr. Jianping Zhang for consideration of approximately $65,000 or RMB 400,000. Muliang Agritech does not own any assets or conduct any operations.

In 2013, Industrial Corp acquired 100% of the outstanding equity of Shanghai Zongbao Environment Engineering Co., Ltd. (“Zhongbao”) from its former shareholders with consideration of approximately $3.2 million or RMB 20 million. Zhongbao is engaged in the business of processing and distributing organic fertilizers. Zhongbao effectively became the wholly-owned subsidiary of Industrial Corp.

Also in 2013, Industrial Corp entered into and consummated an equity purchase agreement whereby it acquired 99% of the outstanding equity of Weihai Fukang Bio-fertilizer Co., Ltd. (“Fukang”), a Chinese corporation, which became a 99% owned subsidiary of Industrial Corp with the remaining 1% equity interest owned by Mr. Hui Song.

Fukang is focused on distributing organic fertilizers and developing new bio-organic fertilizers.

Industrial Corp’s products are sold under the “Zongbao” brand name and its customers are mainly located in provinces of Jiangsu, Zhejiang and Shandong.

Pursuant to the VIE transaction, hereinbelow, the term “Company” refers to M & A Holding Corp and subsidiaries and Shanghai Muliang Industrial Corp and subsidiaries.

Subsidiaries

All of the Company’s operations are conducted by Industrial Corp, Zhongbao and Fukang.

The Company has two direct wholly-owned subsidiaries: Muliang Agriculture Limited and Shanghai Mufeng Investment Consulting Corp. Through its VIE transaction, the Company has control of Shanghai Muliang Industrial Corp. Industrial Corp has one wholly-owned subsidiary (Shanghai Zhongbao Environment Engineering Co., Ltd.), one 99% owned subsidiary (Weihai Fukang Bio-fertilizer Co., Ltd.) and one 60% owned subsidiary (Muliang Agritech).

Financial Discussion

The Company’s ability to continue as a going concern depends upon the liquidation of current assets. In an effort to improve its financial position, the Company is working to obtain new loans from banks and related parties, renew its current loans, and to improve its operations upon its new fertilizer factories start to operate.

During the nine months ended September 30, 2015, the Company obtained capital contribution of approximately $16 million from its shareholders which successfully improved the Company’s financial position as of September 30, 2015. Additionally, one of the new fertilizer factories was completed and put in operations in August 2015 and another factory was expected to put in operation in June 2016. Management believes that if successfully executed, the foregoing actions would enable the Company to continue as a going-concern.

Discussion of 2014 and 2013 and Periods Ended September 30, 2015 and September 30, 2014

For the nine months ended September 30, 2015 and 2014, the Company reported net losses of $2,661,262 and $2,454,321, respectively.

The Company had working capital deficit of approximately $5.0 million and $16.1 million as of September 30, 2015 and December 31, 2014. In addition, the Company had cash outflows of $2,228,102 and $230,557 from its operating activities during the nine months ended September 30, 2015 and 2014. These conditions raise a substantial doubt as to whether the Company may continue as a going concern.

The Company has financed its operations over the years ended December 31, 2014 and 2013 and for the nine months ended September 30, 2015 and September 30, 2014 primarily through cash from borrowings under its lines of credit with various lenders in China.

As of December 31, 2014 and 2013, the Company had invested approximately $5.5 million and $0.4 million, respectively, in constructing the two new fertilizer plants.

During the nine months ended September 30, 2015, it further invested $6.3 million in the fertilizer plants and one of the plants was completed and operating thereafter.

The Weihai fertilizer plant was completed in May 2015 and put in operation in August 2015 with the total investment of approximately $4 million or RMB 25 million. The Shanghai fertilizer plant was anticipated to require approximately $11 million or RMB 67.7 million to complete the construction.

Both factories are expected to satisfy the fertilizer demands from the South and North of China. The Weihai plant will be mainly used to satisfy the demands from the apple farms in Shandong Province and the Shanghai plant will be mainly used in the farms planting rice, corn, and melons in Jiangsu and Zhejiang Province.

During the year ended December 31, 2014, the Company obtained an aggregate financial support of approximately $17,878,000 from related parties for the Company’s working capital purpose. The Company repaid approximately $15,061,000 during the year. The balance of those payables was $7,815,637 as of December 31, 2014. These loans were due upon demand and no interest was charged

During the nine months ended September 30, 2015, the Company obtained financial supports of $33,525,618 from related parties and made repayments of $34,473,631 to such related parties. The balance of those payables was $3,043,152 as of September 30, 2015. These loans were due upon demand and no interest was charged.

During the year ended December 31, 2014, the Company loaned an aggregate of approximately $12,061,000 to related parties and collected approximately $8,209,000 thereon during the same period. The ending balance of due from related parties was $3,785,377 as of December 31, 2014. These loans were due upon demand and no interest was charged.

During the nine months ended September 30, 2015, the Company did not make new loans to any related parties nor make any collections during the same period. The ending balance of due from related parties was $81,147 as of September 30, 2015. These loans were due upon demand and no interest was charged.

In an effort to improve its financial position, the Company is working to obtain new loans from banks and related parties, renew its current loans, and to improve its operations upon its new fertilizer factories start to operate. During the nine months ended September 30, 2015, the Company obtained capital contribution of approximately $16 million from its shareholders which successfully improved the Company’s financial position as of September 30, 2015. Additionally, one of the new fertilizer factories was completed and put in operations in August 2015 and another factory is expected to put in operation in June 2016. Management believes that if successfully executed, the foregoing actions would enable the Company to continue as a going-concern.

Revenue. Total revenue decreased from $1.2 million for the nine months ended September 30, 2014 to $1.0 million for the same period in 2015, which represented a decrease of $0.3 million, or approximately 20.2%. The decrease in revenues was primarily due to the shift of marketing policy.

With the new Weihai plant coming into operation with modern equipment and better production capacity, the Company put more marketing efforts in Shandong Province where the new Weihai plant is located and gradually slowed down its Shanghai plant. This shift caused the revenues to reduce $0.3 million, comparing the operating results during the nine months ended September 30, 2015 and 2014. The Company believes that upon completion of the new Shanghai factory in 2016, it should be able to provide more competitive fertilizer products in the Shanghai area market, including farmers in Jiangsu and Zhejiang Province.

During the nine months ended September 30, 2015, revenue from fertilizer sales in Shanghai area was $0.2 million, which represented a flat trend as compared to the same period in 2014. Additionally, during the nine months ended September 30, 2015 and 2014, revenue from environmental protection equipment sales in Shanghai area was $0 and $0.9 million, respectively, which represented a decrease of $0.9 million with comparison of our 2015 and 2014 performances. During the nine months ended September 30, 2015, revenues from fertilizer sales in Shandong increased to $0.8 million, which represented an increase of $0.7 million, or approximately 407.8%, as compared to the same period in 2014. As stated above, the Company was shifting its marketing efforts from Shanghai area to Shandong area in light of construction of the new plant.

Cash

The Company maintains cash with various financial institutions in the PRC. As of September 30, 2015 and December 31, 2014, balances in banks in the PRC of $77,937 and $179,472, respectively, which amounts are uninsured.

Cost of sales. Cost of sales decreased from $1.3 million for the nine months ended September 30, 2014 to $0.6 million for the nine months ended September 30, 2015, which represented a decrease of approximately $0.7 million, or 52.6%. The decrease in cost of sales was in line with the decrease in revenue from environmental protection equipment sales for the same period and cost benefits from using the new Weihai plant to produce fertilizer products with lower inputs.

Gross Profit (loss). The gross profit (loss) margin was increased from (5%) to 38% during the nine months ended September 30, 2015 and 2014. The main reason for the increase was from the cost benefits from using the new Weihai fertilizer plant to effectively control production costs. The fertilizer products were facing strong competition from competitors with lower selling prices. With the old Shanghai plant, the Company may not be able to compete with other competitors with the similar products. However, upon completion of the new plants located in Weihai City, Shandong Province, the Company will able to reduce our production costs and re-position its products in the market.

Expenses. Selling, general and administrative expenses increased by $102,107 in the nine months ended September 30, 2015 as compared to the same period in 2014. The selling expenses increased $12,672 and the general and administrative expenses increased $89,435. The major decrease in selling expenses was from shipping cost. The increase in general and administrative expenses was mainly due to additional inputs in hiring more professional personnel to operate the new Weihai plant.

The following table summarizes our contractual obligations at September 30, 2015 and December 31, 2014 and the effect those obligations are expected to have on our liquidity and cash flow in future periods.

	Total	Less than One year	1-3 years
Loans	$7,617,489	$849,885	$6,767,604

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Position	Year Commenced
Lirong Wang	Director, President, Secretary, Treasurer	2016

Lirong Wang serves as the sole officer and director of M & A Holding Corp, the parent Company. Mr. Wang is a resident of China. Since 2006 to the present, Mr. Wang has worked as general manager of Shanghai Muliang Industrial Co., Ltd. From 2000 to 2006, Mr. Wang served as the general manager of Shanghai Aoke Chemicals Co., Ltd. Mr. Wang graduated from Heilongjiang Business College and received his degree from Nankai University in 2010. Mr. Want was recognized as one of the Ten Outstanding Youth of Jinshan District of Shanghai, was a member of the 10th Committee of Shanghai Youth Federation, Vice Chairman of Federation of Shanghai Jinshan Youth Entrepreneurs. Mr. Wang is a Director of China Agricultural Science and Technology Innovation Committee Shanghai Branch.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

Anticipated Officer and Director Remuneration

The Company has not to date paid any compensation to any officer or director. The Company intends to pay annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches profitability, experiences positive cash flow and/or obtains additional funding.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the M & A Holding Corp’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

		Number of	Percent of
		Shares of	Class Before
Name	Position	Common Stock	Offering (1)
Lirong Wang	Sole Director	249,475,000	89%
Sole Officer

(1)	Based on 280,000,000 shares of M& A Holding Corp outstanding

Compensation Table for Officers/Directors of Shanghai Muliang Industrial Corp.

Name	Position	2014 Salary (RMB)	2014 Salary (RMB)
Lirong Wang	President	360,000 (est. US$55,000)	360,000 (est. US$55,000)

Xueying Sheng	CFO	96,000 (est. US$14,600)(1)	96,000 (est. US$14,600)(1)

Zongmin Wang	COO	96,000 (est. US$14,600)(1)	96,000 (est. US$14,600)(1)

Guohua Lin	Fukan General Manager	36,000 (est. US$5,500)(1)	36,000 (est. US$5,500)(1)

Yongxin Tian	HR Manager	96,000 (est. $US14,600)(1)	96,000 (est. US$14,600)(1)

(1)	Based upon conversion estimated at conversion rates at time of preparation of this document.

RISK FACTORS

Insufficient cash to fund operations

The Company anticipate that its current cash reserves plus cash from operating activities will not be sufficient to meet ongoing obligations and fund operations for the next twelve months. The Company anticipates that it will require additional financial from borrowings or from equity or debt investment. Specifically, as of September 30, 2015, the Company had approximately cash of $0.1 million with an approximate $5.0 million working capital deficit. During the nine months ended September 30, 2015 and 2014, cash flows from operating activities were outflow of $2.2 million and $0.2 million, respectively. If the Company’s operating activities present similar cash flow result as 2015, the Company anticipates that its cash of $0.1 million at September 30, 2015 will be insufficient to satisfy capital requirements from operations and it will need to obtain additional funding to meet ongoing obligations and fund operations during the following twelve months period.

Independent Auditors have issued going concern note

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern. In their audited financial report, the Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company’s ability to continue as a going concern depends upon the liquidation of current assets. For the nine months ended September 30, 2015 and 2014, the Company reported net losses of $2,661,262 and $2,454,321, respectively. The Company had working capital deficit of approximately $5.0 million and $16.1 million as of September 30, 2015 and December 31, 2014. In addition, the Company had cash outflows of $2,228,102 and $230,557 from its operating activities during the nine months ended September 30, 2015 and 2014. These conditions raise a substantial doubt as to whether the Company may continue as a going concern.

Use of VIE structure may have some negative impacts

Notwithstanding the widespread use of the VIE structure including by many high-profile companies, there are a number of significant negative effects of adopting a VIE structure. The principally include the risk that the structure will be declared invalid by the Chinese regulators or that the contractual arrangements will be unenforceable or otherwise insufficient to retain control over Industrial Corp. In addition, the arrangements for transferring the Industrial Corp’s profit to Consulting Corp may be insufficient for from a tax perspective. The profit transfers may be subject to business tax, thereby resulting in double taxation of that revenue (once when received by Industrial Corp and once when transferred to Consulting Corp), and may face transfer pricing challenges from the Chinese tax authorities.

No private ownership of land in China may jeopardize the ownership and use of the fertilizer plants

There is no private ownership of land in China. Land is owned by the government and the government grants land use rights for specified terms. The Company’s land use rights have a term of 50 years. The Company amortizes the land use rights over the term of the respective land use right. Since the Company does not own the land on which it has built its plants, there is no absolute assurance that some future unforeseen event may result in the Company losing such land and the ability to operate its plants. The Company does not perceive such an event.

Loan to director will be prohibited

The loan by the Company to its sole director may be in violation of the Sarbanes-Oxley Act of 2002, including Section 402’s prohibition against personal loans to directors and executive officers, either directly or indirectly, had such loans occurred after Muliang Industry Corp became a variable interest entity of the Company. Management is aware of the ramifications, and has committed to avoiding it by implementing controls that will prevent this type of violation from happening in the future.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

ITEM 3.02 Unregistered Sales of Equity Securities

On November 18, 2014 the company issued 8,000,000 pre-split shares of common shares of its common stock for proceeds of $800 to the Company’s founder.

On November 18, 2014 the Company issued 2,035,000 pre-split shares of common stock pursuant to subscription agreements for proceeds of $20,350.

On September 3, 2015, the Board of Directors affected a forward split of the outstanding common stock such that each one share of outstanding common stock be converted into fifteen shares of common stock as of September 3, 2015, the record date. Number of shares of issuer's common stock outstanding as of November 3, 2015 was 150,525,000.

On January 16, 2016, the Company issued 129,475,000 shares of its common stock to Lirong Wang at $.0005 per share. On that same date, the then majority shareholder of the Company, Chenxi Shi, transferred all his 120,000,000 shares to Lirong Wang. Mr. Wang owns an aggregate of 249,475,000 shares of the Company’s common stock of the 280,000,000 shares outstanding.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors

On January 11, 2016, Chenxi Shi resigned as the Company’s sole officer and director and Lirong Wang was appointed the sole director and President and Secretary (the sole officer).

ITEM 5.06 Change in Shell Company Status

The Company has effected a VIE structure transaction giving it the control over the assets, operations and revenues of a company organized under the laws of the People’s Republic of China, namely Shanghai Muliang Industrial Corp. The Company is principally engaged in the business of developing, manufacturing, and selling organic fertilizers and bio-organic fertilizers for use in agricultural industry and accordingly, the Company has commenced operations.

ITEM 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Shanghai Muliang Industrial Corp. and Subsidiaries

Consolidated Financial Statements

Shanghai Muliang Industrial Corp. and Subsidiaries

Consolidated Balance Sheets

	September 30,	December 31,
	2015	2014
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$93,549	$183,536
Accounts receivable, net	674,458	91,353
Accounts receivable - related party	101,103	372,102
Inventories	545,193	460,979
Advances to suppliers	35,014	1,263,252
Advances to suppliers - related party	11,913	12,330
Prepaid expenses	—	3,462
Other receivables, net	465,795	82,615
Due from related party	81,147	3,785,377
Total Current Assets	2,008,172	6,255,006

Plant and equipment, net	4,596,576	1,261,640
Construction in progress	7,464,197	5,535,611
Biological assets, net	461,521	53,686
Intangible assets, net	2,704,517	2,848,561

Total Assets	$17,234,983	$15,954,504

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term loans	$849,885	$10,707,476
Accounts payable and accrued payables	2,632,333	2,213,357
Accounts payable - related party	199,212	1,336,435
Advances from customers	37,377	16,993
Other payables	266,622	281,510
Due to related party	3,043,152	7,815,637
Total Current Liabilities	7,028,581	22,371,408

Long-term loans	6,767,604	3,406,044
Total Liabilities	13,796,185	25,777,452

Stockholders’ Equity:
Paid in capital	2,416,731	793,512
Additional paid in capital	14,375,625	19,298
Accumulated deficit	(13,162,563)	(10,519,167)
Accumulated other comprehensive loss	(182,619)	(121,239)
Stockholders’ Equity (Deficit) - Shanghai Muliang Industrial Corp. and Subsidiaries	3,447,174	(9,827,596)
Noncontrolling interest	(8,376)	4,648
Total Stockholders’ Equity (Deficit)	3,438,798	(9,822,948)
Total Liabilities and Stockholders’ Equity	$17,234,983	$15,954,504

See accompanying notes to consolidated financial statements

Shanghai Muliang Industrial Corp. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Incomes

(Unaudited)

	For the Nine Months Ended September 30,
	2015	2014

Revenues	$961,676	$358,005
Revenues - related party	33,088	888,611
	994,764	1,246,616
Cost of goods sold	619,080	1,305,610
Gross profit (loss)	375,684	(58,994)

Operating expenses:
General and administrative expenses	899,168	809,733
Selling expenses	140,249	127,577
Total operating expenses	1,039,417	937,310

Loss from operations	(663,733)	(996,304)

Other income (expense):
Interest expense	(1,657,362)	(1,460,592)
Subsidy income	168,174	—
Loss from disposal of equipment	(490,423)	—
Other income (expense), net	(17,918)	2,624
Total other expenses	(1,997,529)	(1,457,968)

Loss before income taxes	(2,661,262)	(2,454,272)

Income taxes	—	49
Net loss	(2,661,262)	(2,454,321)
Net loss attributable to noncontrolling interest	17,866	29,587
Net loss attributable to Shanghai Muliang Industrial Corp. common stockholders	(2,643,396)	(2,424,734)

Other comprehensive income (loss):
Unrealized foreign currency translation adjustment	(61,380)	44,518

Comprehensive loss	$(2,704,776)	$(2,380,216)

See accompanying notes to consolidated financial statements

Shanghai Muliang Industrial Corp. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,661,262)	$(2,454,321)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	172,110	216,477
Bad debt expense	23,459	13,302
Loss (gain) on physical inventory	10,262	(75,411)
Loss from disposal of fixed assets	490,423	—
Accounts receivable	(613,223)	466,084
Accounts receivable - related party	266,493	217,950
Inventories	(113,228)	179,258
Advances to suppliers	1,206,931	(230,717)
Advances to suppliers - related party	—	1,309,208
Prepaid expenses	3,449	(10,412)
Other receivables	(412,903)	(12,670)
Accounts payable and accrued payables	509,468	974,778
Accounts payable - related party	(1,126,182)	(819,102)
Advances from customers	21,618	(13,591)
Other payables	(5,517)	8,610
Total adjustments	433,160	2,223,764
Net cash used in operating activities	(2,228,102)	(230,557)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from disposal of fixed assets	41,853	—
Purchase in intangible assets	—	(16,269)
Purchase of biological assets	(422,502)	(51,744)
Investment in construction in progress	(6,276,880)	(1,834,651)
Purchase of plant and equipment	(44,634)	(41,786)
Net cash used in investing activities	(6,702,163)	(1,944,450)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term loans	(5,434,453)	(3,927,536)
Proceeds from long-term loans	9,897,006	6,205,499
Due to (from) related party	(960,908)	(4,336,322)
Repayment of short-term loans	(18,732,370)	(4,615,547)
Proceeds from short-term loans	8,063,306	8,810,930
Capital contribution from shareholders	15,979,546	—
Net cash provided by financing activities	8,812,127	2,137,024

EFFECT OF EXCHANGE RATE CHANGES ON CASH	28,151	48,584

NET INCREASE (DECREASE) IN CASH	(89,987)	10,601

CASH, BEGINNING OF PERIOD	183,536	30,203

CASH, END OF PERIOD	$93,549	$40,804

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Cash paid for interest expense, net of capitalized interest	$1,657,929	$1,460,807
Cash paid for income tax	$—	$49

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES
Reclassification of long-term loans to short-term loans	$876,538	$130,155

See accompanying notes to consolidated financial statements

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

The consolidated financial statements include the financial statements of Shanghai Muliang Industrial Corp. (referred to herein as “Industrial Corp.”); its wholly-owned subsidiaries which are limited liability companies in People’s Republic of China (“PRC”), Shanghai Zongbao Environment Engineering Co., Ltd. (“Zongbao”) and Shanghai Muliang Agritech Development Co., Ltd. (“Muliang Agritech”); its 99% owned subsidiary, Weihai Fukang Bio-Fertilizer Co., Ltd. (“Fukang”), a PRC limited liability company.

On July 11, 2013, Industrial Corp. established a wholly owned subsidiary, Muliang Agritech in Shanghai, China. On November 6, 2013, Industrial Corp. sold 40% of the outstanding equity of Muliang Agritech to Mr. Jianping Zhang for consideration of approximately $65,000 or RMB 400,000. Muliang Agritech does not own any assets or conduct any operations. On July 17, 2013, Industrial Corp. acquired 100% of the outstanding equity of Zongbao from Zhongbao’s former shareholders with consideration of approximately $3.2 million or RMB 20 million. Zhongbao is engaged in the business of processing and distributing organic fertilizers. On May 27, 2013, Industrial Corp. entered into and consummated an equity purchase agreement whereby it acquired 99% of the outstanding equity of Fukang, a corporation organized under the laws of the People’s Republic of China. As a result of the completion of the transaction, Fukang became a 99% owned subsidiary of Industrial Corp., with the remaining 1% equity interest owned by Mr. Hui Song. Fukang is focused on distribute organic fertilizers and develop new bio-organic fertilizers. All of Industrial Corp.’s operations are conducted by Industrial Corp., Zhongbao and Fukang. Zhongbao and Fukang’s results of operations are consolidated into those of Industrial Corp., Zhongbao, Muliang Agritech, and Fukang are sometimes referred to as the “subsidiaries”. Industrial Corp. and its consolidated subsidiaries are collectively referred to herein as the “Company”, “we” and “us”, unless specific reference is made to an entity.

Industrial Corp. was incorporated in PRC on December 7, 2006 as a limited liability company. The Company is engaged in the business of developing, manufacturing, and selling organic fertilizers and bio-organic fertilizers for use in agricultural industry. The Company operates a fertilizer production factory around Shanghai through one of its subsidiaries, Zongbao.

Zhongbao was incorporated in Shanghai on January 25, 2008. On July 17, 2013, Industrial Corp. entered into an equity purchase agreement with Zhongbao’s former shareholders whereby Industrial Corp. acquired 100% of the equity interest of Zhongbao. Industrial Corp. acquired Zhongbao and became the sole holder of 100% of the equity interest of Zhongbao, and Zhongbao effectively became the wholly-owned subsidiary of Industrial Corp.

On May 27, 2013, Industrial Corp. entered into a share purchase agreement with Fukang’s principal shareholder whereby Industrial Corp. would acquire 99% of the equity interest of Fukang. Fukang was incorporated in Weihai City, Shandong Province on January 6, 2009.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS (continued)

Liquidity and going concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going-concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon the liquidation of current assets. For the nine months ended September 30, 2015 and 2014, the Company reported net losses of $2,661,262 and $2,454,321, respectively. The Company had working capital deficit of approximately $5.0 million and $16.1 million as of September 30, 2015 and December 31, 2014. In addition, the Company had cash outflows of $2,228,102 and $230,557 from its operating activities during the nine months ended September 30, 2015 and 2014. These conditions raise a substantial doubt as to whether the Company may continue as a going concern.

In an effort to improve its financial position, the Company is working to obtain new loans from banks and related parties, renew its current loans, and to improve its operations upon its new fertilizer factories start to operate. During the nine months ended September 30, 2015, the Company obtained capital contribution of approximately $16 million from its shareholders which successfully improved the Company’s financial position as of September 30, 2015. Additionally, one of the new fertilizer factories was completed and put in operations in August 2015 and another factory was expected to put in operation in June 2016. Management believes that if successfully executed, the foregoing actions would enable the Company to continue as a going-concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with US GAAP. The basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the accounting principles of the PRC (“PRC GAAP”). The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying consolidated financial statements have been translated and presented in United States Dollars (“USD”). All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of these financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ from these estimates. Significant estimates include the useful lives of property and equipment, land use rights, assumptions used in assessing collectability of receivables and impairment for long-term assets.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Principles of Consolidation

We consolidate the following entities, including wholly-owned subsidiaries, Zhongbao and Muliang Agritech, and 99% owned subsidiary, Fukang. All material intercompany accounts and transactions have been eliminated in consolidation. The 1% equity interest holders in Fukang and the 40% equity interest holder of Muliang Agritech will be accounted as noncontrolling interest in the Company’s consolidated financial statements.

Restrictions of Transfer of Assets Out of the PRC

Dividend payments by Industrial Corp. and its subsidiaries are limited by certain statutory regulations in the PRC. No dividends may be paid by the Company without first receiving prior approval from the Foreign Currency Exchange Management Bureau. Dividend payments are restricted to 90% of profits, after tax.

Control by Principal Stockholders

Our directors and executive officers and their affiliates or related parties own, beneficially and in the aggregate, the majority of the voting power of the outstanding shares of our common stock. Accordingly, if our directors and executive officers and their affiliates or related parties vote their shares uniformly, they would have the ability to control the approval of most corporate actions, including increasing our authorized capital stock and the dissolution or merger of our company or the sale of our assets.

Cash

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company maintains cash with various financial institutions in the PRC. As of September 30, 2015 and December 31, 2014, balances in banks in the PRC of $77,937 and $179,472, respectively, are uninsured.

Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. At September 30, 2015 and December 31, 2014, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amounts of $69,797 and $63,575, respectively.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories, consisting of raw materials, work in process and finished goods related to the Company’s products are stated at the lower of cost or market utilizing the weighted average method. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates. The Company recorded inventory reserves of $91,975 and $95,201 at September 30, 2015 and December 31, 2014.

Advances to Suppliers

Advances to suppliers represent the cash paid in advance for the purchase of raw material from suppliers. The advance payments are intended to ensure preferential pricing and delivery. The amounts advanced under such arrangements totaled $35,014 and $1,263,252 as of September 30, 2015 and December 31, 2014, respectively.

Plant and Equipment

Plant and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Included in property and equipment is construction-in-progress which consisted of factory improvements and machinery pending installation and includes the costs of construction, machinery and equipment, and any interest charges arising from borrowings used to finance these assets during the period of construction or installation of the assets. No provision for depreciation is made on construction-in-progress until such time as the relevant assets are completed and ready for their intended use.

Estimated useful lives of the Company’s assets are as follows:

Useful Life
Building	20 years
Operating equipment	5-10 years
Vehicle	3-5 years
Electronic equipment	3-20 years
Office equipment	3-20 years

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Biological Assets

Biological assets consist primarily of rental for an apple farm, labor cost, fertilizers, apple seeds, apple seedlings and others. The costs to purchase and cultivate apple trees and the expenditures related to labor and materials to plant apple trees until they become commercially productive are capitalized, which require a 2 year period. The estimated production life for apple tree is 10 years, and the costs are amortized without a residual value. Expenses incurred maintaining apple trees during the growth cycle until seedling apple trees or grafted varieties are fruited are capitalized into inventory and included in Work in process—biological assets, a component of inventories.

Amortized expenses pertaining to biological assets are included in inventory costs for those apples to be sold and ultimately become a component of cost of goods sold. Similar to other assets, the failure of our biological assets to be serviceable over the entirety of their anticipated useful lives or to be sold at their anticipated residual value will negatively impact our operating results.

Intangible Assets

Included in the intangible assets are land use rights. According to the laws of the PRC, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Intangible assets are being amortized using the straight-line method over their lease terms or estimated useful life.

The Company carries intangible assets at cost less accumulated amortization. In accordance with US GAAP, the Company examines the possibility of decreases in the value of intangible assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company computes amortization using the straight-line method over the 50 year life of the land use rights.

Impairment of Long-lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company recorded no impairment charge for the nine months ended September 30, 2015 and 2014.

Advances from Customers

Advances from customers at September 30, 2015 and December 31, 2014 amounted to $37,377 and $16,993, respectively, and consist of prepayments from customers for merchandise that had not yet been shipped. The Company will recognize the deposits as revenue as customers take delivery of the goods and title to the assets is transferred to customers in accordance with the Company’s revenue recognition policy.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Non-controlling Interest

Non-controlling interests in the Company’s subsidiaries are recorded in accordance with the provisions of ASC 810 and are reported as a component of equity, separate from the parent’s equity. Purchase or sale of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the non-controlling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

Revenue Recognition

Pursuant to the guidance of ASC Topic 605 and ASC Topic 360, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company recognizes revenues from the sale of its fertilizer products upon shipment and transfer of title.

Income Taxes

The Company accounts for income taxes under the provisions of Section 740-10-30 of the FASB Accounting Standards Codification, which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. The Company did not have any deferred tax assets or liabilities as of September 30, 2015 and December 31, 2014.

The Company is subject to the Enterprise Income Tax law (“EIT”) of the People’s Republic of China. The Company’s operations in producing and selling fertilizers are subject to the 25% enterprise income tax. In addition the Company’s sales are subject to the 13% or 17% PRC’s VAT tax or the 5% business tax levied on incomes from services rendered.

Shipping and Handling Costs

Shipping costs are included in selling expenses and totaled $104,741 and $24,440 for the nine months ended September 30, 2015 and 2014, respectively.

Advertising Costs

Advertising is expensed as incurred and is included in selling, general and administrative expenses on the accompanying statements of income and comprehensive income and totaled $85,394 and $9,588 for the nine months ended September 30, 2015 and 2014, respectively.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at fair value of the goods or services exchanged.

Accumulated Other Comprehensive Income

Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive income for the nine months ended September 30, 2015 and 2014 included net income and unrealized gains from foreign currency translation adjustments.

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the Chinese Renminbi (“RMB”). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The cumulative translation adjustment and effect of exchange rate changes on cash for the nine months ended September 30, 2015 and 2014 was 28,151 and $48,584, respectively. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of the Company’s revenue transactions are transacted in the functional currency. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Asset and liability accounts at September 30, 2015 and December 31, 2014 were translated at 6.3538 RMB to $1 and 6.1385 RMB to $1.00, respectively, which were the exchange rates on the balance sheet dates. Equity accounts were stated at their historical rate. The average translation rates applied to the statements of income for the nine months ended September 30, 2015 and 2014 were 6.1606 RMB and 6.1432 RMB to $1.00, respectively. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Fair Value of Financial Instruments

The Company adopted the guidance of ASC Topic 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, inventories, advances to suppliers, prepaid expenses, short-term loans, accounts payable, accrued expenses, advances from customers, VAT and service taxes payable and income taxes payable approximate their fair market value based on the short-term maturity of these instruments.

ASC Topic 825-10 "Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risks

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. Substantially all of the Company’s cash is maintained with state-owned banks within the PRC, and none of these deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A significant portion of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

At September 30, 2015 and December 31, 2014, the Company’s cash balances by geographic area were as follows:

	September 30, 2015		December 31, 2014
	(Unaudited)
Country:
United States	$—	—	$—	—
China	93,549	100%	183,536	100%
Total cash and cash equivalents	$93,549	100%	$183,536	100%

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessments inherently involve an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Accrual of Environmental Obligations

ASC Section 410-30-25 “Recognition” of environmental obligations requires the accrual of a liability if both of the following conditions are met:

a)	Information available before the financial statements are issued or are available to be issued indicates that it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements.
b)	The amount of the loss can be reasonably estimated.

As of September 30, 2015 and December 31, 2014, the Company did not have any environmental remediation obligations, nor did it have any asset retirement obligations under ASC 410. Furthermore, the Company did not have any environmental remediation loss contingencies requiring recognition or disclosure in its financial statements.

Recent Accounting Pronouncement

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-9, “Revenue from Contracts with Customers” (“ASU 2014-9"). ASU 2014-9 provides for a single comprehensive principles-based standard for the recognition of revenue across all industries through the application of the following five-step process:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The updated guidance related to revenue recognition which affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. The guidance requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for the Company starting on January 1, 2017. The Company is currently evaluating the impact this guidance will have on its combined financial position, results of operations and cash flows.

In April 2014, the Financial Accounting Standards Board (the “FASB”) issued an accounting standard that raises the threshold for disposals to qualify as discontinued operations and requires new disclosures of both discontinued operations and certain other disposals that do not meet the definition of a discontinued operation. The standard revised the definition of a discontinued operation to cover only asset disposals that are considered to be a strategic shift with a major impact on an entity’s operations and finances, such as the disposal of a major geographic area or a significant line of business. Application of the standard, which is to be applied prospectively, is required for fiscal years beginning on or after December 15, 2014, and for interim periods within that year.

Based on the Company’s initial assessment of the standard, the Company expects that any potential future disposals of any one of its hog farms will not be reported as discontinued operations and that the results of operations of any such disposed hog farms, including revenues, costs and any gains or losses on disposal, will be classified as continuing operations within the Consolidated Statements of Operations and Comprehensive Income for all periods presented through the date of disposition.

NOTE 3 – ACCOUNTS RECEIVABLE

The Company accrues an allowance for bad debts related to our receivables. The receivable and allowance balances at September 30, 2015 and December 31, 2014 were as follows:

	September 30, 2015	December 31, 2014
	(Unaudited)
Accounts receivable	$744,255	$154,928
Less: allowance for doubtful accounts	(69,797)	(63,575)
	$674,458	$91,353

The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. After evaluating the collectability of individual receivable balances, the Company increased the allowance for doubtful accounts in the amount of $8,639 and $12,489 for the nine months ended September 30, 2015 and 2014, respectively.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 4 – INVENTORIES

At September 30, 2015 and December 31, 2014, inventories consisted of the following:

	September 30, 2015	December 31, 2014
	(Unaudited)
Raw materials	$271,384	$191,210
Finished goods	365,784	364,970
	637,168	556,180
Less: reserve for obsolete inventory	(91,975)	(95,201)
	$545,193	$460,979

For the nine months ended September 30, 2015 and 2014, the Company reported ($10,262) and $75,411 as gain (loss) on its physical inventory, respectively.

NOTE 5 – OTHER RECEIVABLES

At September 30, 2015 and December 31, 2014, the Company reported other receivables of $465,795 and $82,615, respectively, including an allowance for doubtful receivables of $129,214 and $118,873.

The balances of other receivables as of September 30, 2015 and December 31, 2014 included the following:

	September 30, 2015	December 31, 2014
	(Unaudited)
Construction deposit	$40,168	$24,436
Subsidy receivable	46,893	48,538
Loan receivables	94,432	97,744
Deposit for equipment purchase	314,772	—
Others	98,744	30,770
	595,009	201,488
Less: allowance for doubtful accounts	(129,214)	(118,873)
	$465,795	$82,615

The Company reviews the other receivables on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. After evaluating the collectability of individual receivable balances, the Company increased the allowance for doubtful accounts in the amount of $14,820 and $0 for the nine months ended September 30, 2015 and 2014.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 6 – LONG-TERM INVESTMENT

As of September 30, 2015 and December 31, 2014, the Company did not have any long-term investment. No gain or loss recognized from the investment during the nine months ended September 30, 2015 and 2014.

At September 16, 2013, the Company entered into an investment agreement to establish a PRC limited liability company, Yantai Zongbao Tele-Agriculture Service Co., Ltd. (“Yantai Zongbao”), located in Yantai City, Shandong Province. Yantai Zongbao was engaged in providing agricultural planting consulting services to farm owners. The Company invested in approximately $0.5 million or RMB 3 million for 30% of the equity of Yantai Zongbao. On August 26, 2014, the Company sold the 30% equity of interest of Yantai Zongbao to Ms. Hui Song, a member of the Company’s management team, for consideration of approximately $0.5 million or RMB 3 million. Until August 26, 2014 (the disposal date), Yantai Zongbao did not have any operating activities.

NOTE 7 – PLANT AND EQUIPMENT

Plant and equipment at September 30, 2015 and December 31, 2014 consisted of:

	Useful Life	September 30, 2015	December 31, 2014
		(Unaudited)
Building	20 years	$2,871,695	$389,031
Operating equipment	5-10 years	2,005,815	1,704,971
Vehicle	3-5 years	43,992	41,706
Office equipment	3-20 years	67,791	63,516
		4,989,293	2,199,224
Less: accumulated depreciation		(392,717)	(937,584)
		$4,596,576	$1,261,640

For the nine months ended September 30, 2015 and 2014, depreciation expense amounted to $123,099 and $168,981, respectively. Depreciation is not taken during the period of construction or equipment installation. Upon completion of the installation of manufacturing equipment or any construction in progress, construction in progress balances will be classified to their respective property and equipment category.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 8 – CONSTRUCTION IN PROGRESS

Construction in progress consists of amounts expended for the constructions of two new fertilizer factories. Once construction is completed and the facilities are approved to be used, the construction in progress assets are placed into production and transferred into plant and equipment, whereupon they are depreciated over their estimated useful lives. As of September 30, 2015 and December 31, 2014, the construction in progress was $7,464,197 and $5,535,611, respectively. Included in this amount were:

-	$7,464,197 and $3,435,914 as of September 30, 2015 and December 31, 2014 for building an organic fertilizer processing facility, located in Shanghai, with the annual production capacity of 100,000 tons organic fertilizers. The facility was designed with 4 production lines, with total contractual payment of approximately $11 million or RMB 67.7 million, and was scheduled to be completed on June 2016; and

-	$0 and $2,099,697 as of September 30, 2015 and December 31, 2014, respectively, for building an organic fertilizer processing facility, located in Weihai City, Shandong Province, with the annual production capacity of 50,000 tons organic fertilizers. The facility was designed with 2 production lines, with total contractual payment of approximately $4.6 million or RMB 28 million, and had been completed on August 2015.

NOTE 9 – BIOLOGICAL ASSETS

Biological assets at September 30, 2015 and December 31, 2014 consisted of:

	Useful Life	September 30, 2015	December 31, 2014
		(Unaudited)
Apple trees	10 years	$461,521	$53,686
Less: accumulated amortization		—	—
		$461,521	$53,686

For the nine months ended September 30, 2015 and 2014, no amortization expense was reported.

NOTE 10 – INTANGIBLE ASSETS

There is no private ownership of land in China. Land is owned by the government and the government grants land use rights for specified terms. The Company’s land use rights have a term of 50 years. The Company amortizes the land use rights over the term of the respective land use right. For the nine months ended September 30, 2015 and 2014, amortization of intangible assets amounted to $49,011 and $47,496, respectively. At September 30, 2015 and December 31, 2014, intangible assets consisted of the following:

	Useful Life	September 30, 2015	December 31, 2014
		(Unaudited)
Land use rights	50 years	$2,941,389	$3,044,555
Others	10 years	15,739	16,290
		2,957,128	3,060,845
Less: accumulated depreciation		(252,611)	(212,284)
		$2,704,517	$2,848,561

The estimated amortization expense of intangible assets over each of the next five years and thereafter will be $65,348.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 11 – LOAN PAYABLES

Short-term Loans

Short-term loans represent amounts due to lenders that is due within one year. The loans can be renewed with the lenders upon maturity. At September 30, 2015 and December 31, 2014, short-term loans consisted of the following:

	September 30, 2015	December 31, 2014
	(Unaudited)
Loan payable to Shanghai Jinshan Limin Micro Credit Co. Ltd., annual interest rate of 20%, due and fully repaid by February 25, 2015.	$—	$814,531
Loan payable to Nanjing Julong Equity Investment Fund Management Co., Ltd, annual interest rate of 20.2%, due and repaid by September 2, 2015.	—	5,827,375
Loan payable to Beijing Andexun Investment Advisory Co., Ltd., no interest charge, due by September 30, 2015 and early repaid by September 18, 2015.	—	795,471
Loan payable to Shanghai Siding Equity Investment Fund Management LLP, annual interest rate of 16.32%, due by November 27, 2015 and early repaid by September 2, 2015.	—	550,216
Loan payable to Wuhan Siding Equity Investment Fund Management LLP, annual interest rate of 16.32%, due by November 22, 2015 and early repaid by September 6, 2015.	—	2,517,879
Loan payable to Beijing Changlong Yuntong Equity Investment Fund Management Co., Ltd., annual interest rate of 16.32%, due by December 31, 2015 and early repaid by August 27, 2015.	—	5,702
Loan payable to Shanghai Luojin Construction Co. Ltd., no interest charge and due by January 8, 2015.	—	130,325
Loan payable to Shanghai Lumeila Solid Waste Recycle Engineering Co. Ltd., no interest charge and due by December 31, 2014. This loan was extended to December 31, 2015 and early repaid by September 14, 2015.	—	65,977
Loan payable to Agricultural Bank of China, annual interest rate of 6%, due by August 25, 2016 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	314,773	—
Loan payable to Rushan City Rural Credit Union, annual interest rate of 8.97%, due by June 18, 2016.	535,112	—

	$849,885	$10,707,476

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 11 – LOAN PAYABLES (continued)

Long-term Loans

Long-term loans represent amounts due to lenders that are due more than one year. At September 30, 2015 and December 31, 2014, long-term loans consisted of the following:

	September 30, 2015	December 31, 2014
	(Unaudited)
Loan payable to Agricultural Bank of China, annual interest rate of 6%, due by August 25, 2016 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	$—	$325,813
Loan payable to Agricultural Bank of China, annual interest rate of 6%, due by February 25, 2017 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	472,158	488,719
Loan payable to Agricultural Bank of China, annual interest rate of 6%, due by August 25, 2017 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	786,931	814,531
Loan payable to Agricultural Bank of China, annual interest rate of 6%, due by February 25, 2018 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	786,931	814,531
Loan payable to Shanghai Balunzhi Equity Investment Fund Management Co., Ltd., annual interest rate of 20.65%, due by July 17, 2016 and early repaid by September 25, 2015.	—	408,569
Loan payable to Rushan City Rural Credit Union, annual interest rate of 8.97%, due by June 18, 2016.	—	553,881
Loan payable to Agricultural Bank of China, annual interest rate of 6%, due by August 25, 2018 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	1,259,089	—
Loan payable to Agricultural Bank of China, annual interest rate of 6%, due by February 25, 2019 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	1,101,703	—
Loan payable to Agricultural Bank of China, annual interest rate of 5.75%, due by February 25, 2019 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	472,158	—
Loan payable to Agricultural Bank of China, annual interest rate of 5.75%, due by September 25, 2019 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	314,772	—
Loan payable to Agricultural Bank of China, annual interest rate of 5.75%, due by September 25, 2019 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	629,545	—
Loan payable to Agricultural Bank of China, annual interest rate of 5.55%, due by September 25, 2019 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	692,499	—
Loan payable to Agricultural Bank of China, annual interest rate of 5.55%, due by September 25, 2019 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	94,432	—
Loan payable to Agricultural Bank of China, annual interest rate of 5%, due by September 25, 2019 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	157,386	—
	$6,767,604	$3,406,044

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 12 – RELATED PARTY TRANSACTIONS

Loans from Related Parties

During the year ended December 31, 2014, we obtained an aggregate financial supports of approximately $17,878,000 from our related parties for the Company’s working capital purpose. We had repaid approximately $15,061,000 during the year. The balance of those payables was $7,815,637 as of December 31, 2014. These loans were due upon demand and no interest was charged. The detail of these loans from related parties was as follow:

	During the Year Ended December 31, 2014
Name	Aggregate financial supports received	Aggregate amount Repaid	As of December 31, 2014	Relationship
Shanghai Huhuili Environmental Engineering Co., Ltd.	$4,940,751	$2,102,165	$3,210,780	Major shareholder is the CEO’s relative
Jilin Jiliang Zongbao Biological Technology Co., Ltd.	1,584,045	8,139	1,322,979	One of management team members had actual control over this entity
Shanghai Zhongneng Bio-fertilizer Co., Ltd.	—	651,126	—	The CEO is one of the shareholders
Mr. Lijun Wang	7,937,231	8,344,185	1,881,567	The CEO’s relative
Ms. Hui Song	3,406,209	3,906,596	1,351,005	One of management team members
Ms. Zhiying Yang	—	—	47,243	The CEO’s wife
Ms. Xueying Sheng	—	32,556	—	The CFO
Mr. Yaohui Sheng	—	8,139	—	The CFO’s relative
Mr. Guohua Lin	9,767	7,706	2,063	One of the Company’s shareholders
	$17,878,003	$15,060,612	$7,815,637

During the nine months ended September 30, 2015, we obtained financial supports of $33,525,618 from our related parties and repayments of $34,473,631 made to our related parties which were recorded in the loans from related party account. The balance of those payables was $3,043,152 as of September 30, 2015. These loans were due upon demand and no interest was charged. The detail of these loans from related parties was as follow:

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 12 – RELATED PARTY TRANSACTIONS (continued)

	During the Nine Months Ended September 30, 2015
Name	Aggregate financial supports received	Aggregate amount Repaid	As of September 30, 2015	Relationship
Jilin Jiliang Zongbao Biological Technology Co., Ltd.	$8,116	$763,382	$545,849	One of management team members had actual control over this entity
Shanghai Huhuili Environmental Engineering Co., Ltd.	105,509	3,304,771	—	Major shareholder is the CEO’s relative
Shanghai Aoke Chemicals Co., Ltd.	12,321,512	9,655,712	26,504	The Company’s CEO is one of Aoke’s shareholders
Mr. Lirong Wang	20,721,607	17,840,773	1,814,791	The CEO and Chairman of the Company
Mr. Lijun Wang	—	1,874,817	—	The CEO’s brother
Ms. Hui Song	1,237	744,608	584,459	One of management team members
Ms. Zhiying Yang	—	47,073	—	The CEO’s wife
Ms. Xueying Sheng	305,652	234,230	69,250	The CFO
Mr. Jianping Zhang	53,404	—	—	One of the Company’s shareholders
Mr. Guohua Lin	8,581	8,265	2,299	One of the Company’s shareholders
	$33,525,618	$34,473,631	$3,043,152

Loans to Related Parties

During the year ended December 31, 2014, we loaned an aggregate of approximately $12,061,000 to our related parties and collected approximately $8,209,000 during the same period. The ending balance of due from related parties was $3,785,377 as of December 31, 2014. These loans were due upon demand and no interest was charged. The detail of our loans to related parties was as follow:

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 12 – RELATED PARTY TRANSACTIONS (continued)

	During the Year Ended December 31, 2014
Name	Aggregate amount of loan granted	Aggregate amount collected	As of December 31, 2014	Relationship
Shanghai Aoke Chemicals Co., Ltd.	$6,416,374	$3,112,152	$2,635,013	The Company’s CEO is one of Aoke’s shareholders
Yantai Shangying Taimeng Advertising Co., Ltd.	6,115	—	83,994	One of management team had indirect investment relationship with this entity
Mr. Lirong Wang	5,617,751	5,082,438	1,012,763	The CEO and Chairman of the Company
Mr. Jianping Zhang	20,497	14,191	53,607	One of the Company’s shareholders
	$12,060,737	$8,208,781	$3,785,377

During the nine months ended September 30, 2015, we did not neither make a new loan to our related parties nor make collections during the same period. The ending balance of due from related parties was $81,147 as of September 30, 2015. These loans were due upon demand and no interest was charged. The detail of our loans to related parties was as follow:

	During the Nine Months Ended September 30, 2015
Name	Aggregate amount of loan granted	Aggregate amount collected	As of September 30, 2015	Relationship
Yantai Shangying Taimeng Advertising Co., Ltd.	$—	$—	$81,147	One of management team had indirect investment relationship with this entity

	$—	$—	$81,147

The above loans would be in violation of the Sarbanes-Oxley Act of 2002, including Section 402’s prohibition against personal loans to directors and executive officers, either directly or indirectly, had they occurred after Industrial Corp. became a variable interest entity of our Company. Management is aware of the ramifications, and has committed to avoiding it by implementing controls that will prevent this type of violation from happening in the future. Please see “Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons.”

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 12 – RELATED PARTY TRANSACTIONS (continued)

Sales to Related Parties

In the year ended December 31, 2014, the Company made sales of fertilizer products to Jilin Jiliang Zongbao Biological Technology Co., Ltd. and Yantai Shangying Taimeng Advertising Co., Ltd. The detail of sale transactions with its related parties was as follow:

	During the Year Ended December 31, 2014
Name	Aggregate amount of sales, including VAT	Aggregate amount of receivables collected	As of December 31, 2014	Relationship
Jilin Jiliang Zongbao Biological Technology Co., Ltd.	$1,293,930	$2,439,924	$288,242	One of management team members had actual control over this entity
Yantai Shangying Taimeng Advertising Co., Ltd.	41,561	41,561	83,860	One of management team had indirect investment relationship with this entity
	$1,335,491	$2,481,485	$372,102

In the nine months ended September 30, 2015, the Company made sales of fertilizer products to Yantai Zongbao Tele-Agriculture Service Co., Ltd. and Yantai Shangying Taimeng Advertising Co., Ltd. The detail of sale transactions with our related parties was as follow:

	During the Nine Months Ended September 30, 2015
Name	Aggregate amount of sales, including VAT	Aggregate amount of receivables collected	As of September 30, 2015	Relationship
Jilin Jiliang Zongbao Biological Technology Co., Ltd.	$—	$287,208	$—	One of management team members had actual control over this entity
Yantai Zongbao Tele-Agriculture Service Co., Ltd.	6,813	17,999	70,173	One of management team members had actual control over this entity
Yantai Shangying Taimeng Advertising Co., Ltd.	31,900	—	30,930	One of management team had indirect investment relationship with this entity
	$38,713	$305,207	$101,103

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 12 – RELATED PARTY TRANSACTIONS (continued)

Advances to Related Party Supplier

In the year ended December 31, 2014, the Company prepaid certain amount of prepayments to its related parties for undelivered goods and services. The detail of prepayment transactions with its related parties was as follow:

	During the Year Ended December 31, 2014
Name	Aggregate amount of prepayments	Aggregate amount of goods or services delivered	As of December 31, 2014	Relationship
Yantai Shangying Taimeng Advertising Co., Ltd.	$—	$6,115	$—	One of management team had indirect investment relationship with this entity
Cangzhou Zongbao Fertilizer Co., Ltd.	16,644	342	12,330	One of management team members had direct investment in this entity
	$16,644	$6,457	$12,330

In the nine months ended September 30, 2015, the Company prepaid $6,493 to Cangzhou Zongbao Fertilizer Co., Ltd. for the inventory purchase. One of management team members had direct investment in this entity. As of September 30, 2015, the Company reported prepayments of $11,913 to Cangzhou Zongbao Fertilizer Co., Ltd.

Inventories and Services Purchased from Related Parties

In the year ended December 31, 2014, the Company purchased raw materials and marketing services from its related parties, Shanghai Aoke Chemicals Co., Ltd. and Yantai Shangying Taimeng Advertising Co., Ltd. The detail of inventory and service purchase transactions with the related parties was as follow:

	During the Year Ended December 31, 2014
Name	Aggregate amount of purchase	Aggregate amount of payables paid	As of December 31, 2014	Relationship
Shanghai Aoke Chemicals Co., Ltd.	$5,095	$5,095	$—	The Company’s CEO is one of Aoke’s shareholders
Yantai Shangying Taimeng Advertising Co., Ltd.	1,284,413	2,093,017	1,336,435	One of management team had indirect investment relationship with this entity
	$1,289,509	$2,098,112	$1,336,435

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 12 – RELATED PARTY TRANSACTIONS (continued)

In the nine months ended September 30, 2015, the Company purchased raw materials from its related parties, Aoke. The detail of inventory purchase transactions with the related party was as follow:

	During the Nine Months Ended September 30, 2015
Name	Aggregate amount of purchase	Aggregate amount of payables paid	As of September 30, 2015	Relationship
Shanghai Aoke Chemicals Co., Ltd.	$6,541	$—	$199,212	The Company’s CEO is one of Aoke’s shareholders
	$6,541	$—	$199,212

NOTE 13 – CONCENTRATIONS

Customers

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenues for the nine months ended September 30, 2015 and 2014.

	For the Nine Months Ended September 30,
Customers	2015	2014
A	-%	68%

Suppliers

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchase for the nine months ended September 30, 2015 and 2014.

	For the Nine Months Ended September 30,
Supplier	2015	2014
B	-%	85%

NOTE 14 – SUBSEQUENT EVENTS

On February 10, 2016, Shanghai Muliang Industrial Corp. (“Industrial Corp.”) entered into an entrusted management agreement with Muliang Agriculture Ltd.’s wholly owned subsidiary, Shanghai Mufeng Investment Consulting Co., Ltd. (“Consulting Corp.”), which provides that Consulting Corp. will be entitled to the full guarantee for the performance of such entrusted management agreement entered into by the Company. Muliang Agriculture Ltd. (“Agriculture”) was incorporated in Hong Kong, PRC on August 21, 2014. Other than the equity interest in Consulting Corp., Agriculture does not own any assets or conduct any operations. Consulting Corp. is also entitled to receive the residual return of the Company. As a result of the agreement, Consulting Corp. will absorb 100% of the expected gains or losses of the Company, which results in Consulting Corp. being the primary beneficiary of the Company.

Consulting Corp. also entered into a pledge of equity agreement with the principal shareholders of the Company (the “Principal Shareholders”), who pledged all their equity interest in the entity to Consulting Corp. The pledge of equity agreement, which were entered into by each Principal Shareholder, pledged each of the Principal Shareholders’ equity interest in the Company as a guarantee for the entrustment payment under the Entrusted Management Agreements. In addition, Consulting Corp. entered into an option agreement to acquire the Principal Shareholders’ equity interest in these entities if or when permitted by the PRC laws.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Shareholders of Shanghai Muliang Industrial Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Shanghai Muliang Industrial Corp. and Subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of income and comprehensive income, cash flows and equity for the years then ended. Shanghai Muliang Industrial Corp.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Shanghai Muliang Industrial Corp. and Subsidiaries as of December 31, 2014 and 2013, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has cash outflow from its operating activities and insufficient cash balance to cover its short-term loans which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding this matter are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HHC

Forest Hills, New York

February 10, 2016

Shanghai Muliang Industrial Corp. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$183,536	$30,203
Accounts receivable, net	91,353	639,589
Accounts receivable - related party	372,102	1,525,958
Inventories	460,979	859,607
Advances to suppliers	1,263,252	3,052,216
Advances to suppliers - related party	12,330	1,329,330
Prepaid expenses	3,462	—
Other receivables, net	82,615	76,184
Due from related party	3,785,377	860,281
Total Current Assets	6,255,006	8,373,368

Long-term investment	—	490,966
Plant and equipment, net	1,261,640	1,614,171
Construction in progress	5,535,611	399,960
Biological assets, net	53,686	—
Intangible assets, net	2,848,561	2,909,544

Total Assets	$15,954,504	$13,788,009

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Short-term loans	$10,707,476	$5,474,313
Accounts payable and accrued payables	2,213,357	772,616
Accounts payable - related party	1,336,435	2,159,528
Advances from customers	16,993	40,933
Other payables	281,510	278,732
Due to related party	7,815,637	8,698,607
Total Current Liabilities	22,371,408	17,424,729

Long-term loans	3,406,044	2,446,076
Total Liabilities	25,777,452	19,870,805

Stockholders’ Equity:
Paid in capital	793,512	793,512
Additional paid in capital	19,298	19,298
Accumulated deficit	(10,519,167)	(6,799,179)
Accumulated other comprehensive loss	(121,239)	(145,766)
Stockholders’ Deficit - Shanghai Muliang Industrial Corp. and Subsidiaries	(9,827,596)	(6,132,135)
Noncontrolling interest	4,648	49,339
Total Stockholders’ Deficit	(9,822,948)	(6,082,796)
Total Liabilities and Stockholders’ Equity	$15,954,504	$13,788,009

See accompanying notes to consolidated financial statements

Shanghai Muliang Industrial Corp. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Incomes (Losses)

	For the Year Ended December 31,
	2014	2013

Revenues	$391,395	$1,661,944
Revenues - related party	1,141,446	1,544,130
	1,532,841	3,206,074
Cost of goods sold	1,781,253	3,236,456
Gross loss	(248,412)	(30,382)

Operating expenses:
General and administrative expenses	1,048,576	616,021
Selling expenses	148,524	423,045
Total operating expenses	1,197,100	1,039,066

Loss from operations	(1,445,512)	(1,069,448)

Other income (expense):
Interest expense	(2,136,078)	(1,146,129)
Loss from disposal of equipment	(157,696)	—
Other income, net	(25,782)	(932)
Total other expenses	(2,319,556)	(1,147,061)

Loss before income taxes	(3,765,068)	(2,216,509)

Income taxes	49	135
Net income (loss)	(3,765,117)	(2,216,644)
Net loss attributable to noncontrolling interest	45,129	8,183
Net loss attributable to Shanghai Muliang Industrial Corp.’s common stockholders	(3,719,988)	(2,208,461)

Other comprehensive loss:
Unrealized foreign currency translation adjustment	24,527	(145,766)

Comprehensive loss	$(3,695,461)	$(2,354,227)

See accompanying notes to consolidated financial statements

Shanghai Muliang Industrial Corp. and Subsidiaries

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,765,117)	$(2,216,644)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	287,017	262,181
Bad debt expense	48,453	8,419
Permanent loss from inventory valuation	18,090	—
Loss (gain) on physical inventory	135,797	66,735
Impairment loss at inventory LCM	17,254	7,731
Loss from disposal of fixed assets	157,696	—
Accounts receivable	517,551	(98,128)
Accounts receivable - related party	1,145,994	(1,506,214)
Inventories	223,251	13,996
Advances to suppliers	1,770,926	(2,608,265)
Advances to suppliers - related party	1,309,912	(1,211,534)
Prepaid expenses	(3,459)	—
Other receivables	(27,888)	(55,936)
Accounts payable and accrued payables	1,443,172	577,584
Accounts payable - related party	(812,585)	2,091,201
Advances from customers	(23,734)	(34,193)
Other payables	4,051	273,650
Total adjustments	6,211,498	(2,212,773)
Net cash provided by (used in) operating activities	2,446,381	(4,429,417)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for equity investments	—	(484,614)
Proceeds from disposal of fixed assets	6,186	—
Purchase in intangible assets	(16,278)	(639,690)
Purchase of biological assets	(53,645)	—
Investment in construction in progress	(5,133,551)	(214,831)
Purchase of plant and equipment	(42,116)	(398,400)
Net cash used in investing activities	(5,239,404)	(1,737,535)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term loans	(16,278)	(32,308)
Proceeds from long-term loans	2,849,980	2,285,195
Due to (from) related party	(3,280,953)	3,841,360
Repayment of short-term loans	(14,130,271)	(5,346,902)
Proceeds from short-term loans	17,602,582	5,338,057
Net cash provided by financing activities	3,025,060	6,085,402

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(78,704)	77,309

NET INCREASE (DECREASE) IN CASH	153,333	(4,241)

CASH, BEGINNING OF PERIOD	30,203	34,444

CASH, END OF PERIOD	$183,536	$30,203

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Cash paid for interest expense, net of capitalized interest	$2,136,597	$1,146,312
Cash paid for income tax	$49	$135

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES
Disposal of long-term investment with collections made through due to related party	$488,345	$—
Reclassification of long-term loans to short-term loans	$1,863,280	$—
Uncollected receivable from disposal of 40% equity interest to a non-controlling interest shareholder of one of Chinese subsidiaries	$—	$64,615

See accompanying notes to consolidated financial statements

Shanghai Muliang Industrial Corp. and Subsidiaries

Consolidated Statements of the Stockholders’ Deficit

	Common Stock		Paid-in	Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Noncontrolling
	Shares	Amount	Capital	Capital	Deficit	Loss	Interest	Total
Balance, December 31, 2012	—	$—	$793,512	$19,298	$(4,590,718)	$—	$(6,535)	$(3,784,443)

Disposal of 40% equity interest of one of Chinese subsidiaries to a non-controlling interest shareholder	—	—	—	—	—	—	64,615	64,615
Comprehensive loss:
Net loss	—	—	—	—	(2,208,461)	—	(8,183)	(2,216,644)
Unrealized foreign currency translation adjustment	—	—	—	—	—	(145,766)	(558)	(146,324)

Balance, December 31, 2013	—	—	793,512	19,298	(6,799,179)	(145,766)	49,339	(6,082,796)

Comprehensive loss:
Net loss	—	—	—	—	(3,719,988)	—	(45,129)	(3,765,117)
Unrealized foreign currency translation adjustment	—	—	—	—	—	24,527	438	24,965

Balance, December 31, 2014	—	$—	$793,512	$19,298	$(10,519,167)	$(121,239)	$4,648	$(9,822,948)

See accompanying notes to consolidated financial statements

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

The consolidated financial statements include the financial statements of Shanghai Muliang Industrial Corp. (referred to herein as “Industrial Corp.”); its wholly-owned subsidiaries which are limited liability companies in People’s Republic of China (“PRC”), Shanghai Zongbao Environment Engineering Co., Ltd. (“Zongbao”) and Shanghai Muliang Agritech Development Co., Ltd. (“Muliang Agritech”); its 99% owned subsidiary, Weihai Fukang Bio-Fertilizer Co., Ltd. (“Fukang”), a PRC limited liability company.

On July 11, 2013, Industrial Corp. established a wholly owned subsidiary, Muliang Agritech in Shanghai, China. On November 6, 2013, Industrial Corp. sold 40% of the outstanding equity of Muliang Agritech to Mr. Jianping Zhang for consideration of approximately $65,000 or RMB 400,000. Muliang Agritech does not own any assets or conduct any operations. On July 17, 2013, Industrial Corp. acquired 100% of the outstanding equity of Zongbao from Zhongbao’s former shareholders with consideration of approximately $3.2 million or RMB 20 million. Zhongbao is engaged in the business of processing and distributing organic fertilizers. On May 27, 2013, Industrial Corp. entered into and consummated an equity purchase agreement whereby it acquired 99% of the outstanding equity of Fukang, a corporation organized under the laws of the People’s Republic of China. As a result of the completion of the transaction, Fukang became a 99% owned subsidiary of Industrial Corp., with the remaining 1% equity interest owned by Mr. Hui Song. Fukang is focused on distribute organic fertilizers and develop new bio-organic fertilizers. All of Industrial Corp.’s operations are conducted by Industrial Corp., Zhongbao and Fukang. Zhongbao and Fukang’s results of operations are consolidated into those of Industrial Corp. Zhongbao, Muliang Agritech, and Fukang are sometimes referred to as the “subsidiaries”. Industrial Corp. and its consolidated subsidiaries are collectively referred to herein as the “Company”, “we” and “us”, unless specific reference is made to an entity.

Industrial Corp. was incorporated in PRC on December 7, 2006 as a limited liability company. The Company is engaged in the business of developing, manufacturing, and selling organic fertilizers and bio-organic fertilizers for use in agricultural industry. The Company operates a fertilizer production factory around Shanghai through one of its subsidiaries, Zongbao.

Zhongbao was incorporated in Shanghai on January 25, 2008. On July 17, 2013, Industrial Corp. entered into an equity purchase agreement with Zhongbao’s former shareholders whereby Industrial Corp. acquired 100% of the equity interest of Zhongbao. Industrial Corp. acquired Zhongbao and became the sole holder of 100% of the equity interest of Zhongbao, and Zhongbao effectively became the wholly-owned subsidiary of Industrial Corp.

On May 27, 2013, Industrial Corp. entered into a share purchase agreement with Fukang’s principal shareholder whereby Industrial Corp. would acquire 99% of the equity interest of Fukang. Fukang was incorporated in Weihai City, Shandong Province on January 6, 2009.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS (continued)

Liquidity and going concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going-concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon the liquidation of current assets. As of December 31, 2014, the Company reported the cash balance at $183,536 and the outstanding loans which would be due in the next 12 months were $10,707,476. For the years ended December 31, 2014 and 2013, the Company reported net losses of $3,765,117 and $2,216,644, respectively. Additionally, the Company had working capital deficit of approximately $16.1 million and $9.1 million as of December 31, 2014 and 2013. These conditions raise a substantial doubt as to whether the Company may continue as a going concern.

In an effort to improve its financial position, the Company is working to obtain new loans from banks and related parties, renew its current loans, and to improve its operations upon its new fertilizer factories start to operate. One of the new fertilizer factories was completed and put in operations in August 2015 and another factory was expected to put in operation in June 2016. Management believes that if successfully executed, the foregoing actions would enable the Company to continue as a going-concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with US GAAP. The basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the accounting principles of the PRC (“PRC GAAP”). The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying consolidated financial statements have been translated and presented in United States Dollars (“USD”). All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of these financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ from these estimates. Significant estimates include the useful lives of property and equipment, land use rights, assumptions used in assessing collectability of receivables and impairment for long-term assets.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Principles of Consolidation

We consolidate the following entities, including wholly-owned subsidiaries, Zhongbao and Muliang Agritech, and 99% owned subsidiary, Fukang. All material intercompany accounts and transactions have been eliminated in consolidation. The 1% equity interest holders in Fukang and the 40% equity interest holder of Muliang Agritech will be accounted as noncontrolling interest in the Company’s consolidated financial statements.

Restrictions of Transfer of Assets Out of the PRC

Dividend payments by Industrial Corp. and its subsidiaries are limited by certain statutory regulations in the PRC. No dividends may be paid by the Company without first receiving prior approval from the Foreign Currency Exchange Management Bureau. Dividend payments are restricted to 90% of profits, after tax.

Control by Principal Stockholders

Our directors and executive officers and their affiliates or related parties own, beneficially and in the aggregate, the majority of the voting power of the outstanding shares of our common stock. Accordingly, if our directors and executive officers and their affiliates or related parties vote their shares uniformly, they would have the ability to control the approval of most corporate actions, including increasing our authorized capital stock and the dissolution or merger of our company or the sale of our assets.

Cash

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company maintains cash with various financial institutions in the PRC. As of December 31, 2014 and 2013, balances in banks in the PRC of $179,472 and $27,163, respectively, are uninsured.

Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. At December 31, 2014 and 2013, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amounts of $63,575 and $36,381, respectively.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories, consisting of raw materials, work in process and finished goods related to the Company’s products are stated at the lower of cost or market utilizing the weighted average method. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates. The Company recorded inventory reserves of $95,201 and $485,715 at December 31, 2014 and 2013.

Advances to Suppliers

Advances to suppliers represent the cash paid in advance for the purchase of raw material from suppliers. The advance payments are intended to ensure preferential pricing and delivery. The amounts advanced under such arrangements totaled $1,263,252 and $3,052,216 as of December 31, 2014 and 2013, respectively.

Plant and Equipment

Plant and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Included in property and equipment is construction-in-progress which consisted of factory improvements and machinery pending installation and includes the costs of construction, machinery and equipment, and any interest charges arising from borrowings used to finance these assets during the period of construction or installation of the assets. No provision for depreciation is made on construction-in-progress until such time as the relevant assets are completed and ready for their intended use.

Estimated useful lives of the Company’s assets are as follows:

Useful Life
Building	20 years
Operating equipment	5-10 years
Vehicle	3-5 years
Electronic equipment	3-20 years
Office equipment	3-20 years

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Biological Assets

Biological assets consist primarily of rental for an apple farm, labor cost, fertilizers, apple seeds, apple seedlings and others. The costs to purchase and cultivate apple trees and the expenditures related to labor and materials to plant apple trees until they become commercially productive are capitalized, which require a 2 year period. The estimated production life for apple tree is 10 years, and the costs are amortized without a residual value. Expenses incurred maintaining apple trees during the growth cycle until seedling apple trees or grafted varieties are fruited are capitalized into inventory and included in Work in process—biological assets, a component of inventories.

Amortized expenses pertaining to biological assets are included in inventory costs for those apples to be sold and ultimately become a component of cost of goods sold. Similar to other assets, the failure of our biological assets to be serviceable over the entirety of their anticipated useful lives or to be sold at their anticipated residual value will negatively impact our operating results.

Intangible Assets

Included in the intangible assets are land use rights. According to the laws of the PRC, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Intangible assets are being amortized using the straight-line method over their lease terms or estimated useful life.

The Company carries intangible assets at cost less accumulated amortization. In accordance with US GAAP, the Company examines the possibility of decreases in the value of intangible assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company computes amortization using the straight-line method over the 50 year life of the land use rights.

Impairment of Long-lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company recorded impairment charge of $448,278 and $0 for the years ended December 31, 2014 and 2013.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advances from Customers

Advances from customers at December 31, 2014 and 2013 amounted to $16,993 and $40,933, respectively, and consist of prepayments from customers for merchandise that had not yet been shipped. The Company will recognize the deposits as revenue as customers take delivery of the goods and title to the assets is transferred to customers in accordance with the Company’s revenue recognition policy.

Non-controlling Interest

Non-controlling interests in the Company’s subsidiaries are recorded in accordance with the provisions of ASC 810 and are reported as a component of equity, separate from the parent’s equity. Purchase or sale of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the non-controlling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

Revenue Recognition

Pursuant to the guidance of ASC Topic 605 and ASC Topic 360, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company recognizes revenues from the sale of its fertilizer products upon shipment and transfer of title.

Income Taxes

The Company accounts for income taxes under the provisions of Section 740-10-30 of the FASB Accounting Standards Codification, which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. The Company did not have any deferred tax assets or liabilities as of December 31, 2014 and 2013.

The Company is subject to the Enterprise Income Tax law (“EIT”) of the People’s Republic of China. The Company’s operations in producing and selling fertilizers are subject to the 25% enterprise income tax. In addition the Company’s sales are subject to the 13% or 17% PRC’s VAT tax or the 5% business tax levied on incomes from services rendered.

Shipping and Handling Costs

Shipping costs are included in selling expenses and totaled $30,411 and $184,198 for the years ended December 31, 2014 and 2013, respectively.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Costs

Advertising is expensed as incurred and is included in selling, general and administrative expenses on the accompanying statements of income and comprehensive income and totaled $12,836 and $77,320 for the years ended December 31, 2014 and 2013, respectively.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at fair value of the goods or services exchanged.

Accumulated Other Comprehensive Income

Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive income for the years ended December 31, 2014 and 2013 included net income and unrealized gains from foreign currency translation adjustments.

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the Chinese Renminbi (“RMB”). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The cumulative translation adjustment and effect of exchange rate changes on cash for the years ended December 31, 2014 and 2013 was ($78,704) and $77,309, respectively. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

All of the Company’s revenue transactions are transacted in the functional currency. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Asset and liability accounts at December 31, 2014 and 2013 were translated at 6.1385 RMB to $1.00 and at 6.1104 RMB to $1.00, respectively, which were the exchange rates on the balance sheet dates. Equity accounts were stated at their historical rate. The average translation rates applied to the statements of income for the years ended December 31, 2014 and 2013 were 6.1432 RMB and 6.1905 RMB to $1.00, respectively. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Fair Value of Financial Instruments

The Company adopted the guidance of ASC Topic 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, inventories, advances to suppliers, prepaid expenses, short-term loans, accounts payable, accrued expenses, advances from customers, VAT and service taxes payable and income taxes payable approximate their fair market value based on the short-term maturity of these instruments.

ASC Topic 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risks

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. Substantially all of the Company’s cash is maintained with state-owned banks within the PRC, and none of these deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A significant portion of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

At December 31, 2014 and 2013, the Company’s cash balances by geographic area were as follows:

	December 31,
	2014		2013
Country:
United States	$—	—	$—	—
China	183,536	100%	30,203	100%
Total cash and cash equivalents	$183,536	100%	$30,203	100%

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessments inherently involve an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Accrual of Environmental Obligations

ASC Section 410-30-25 “Recognition” of environmental obligations requires the accrual of a liability if both of the following conditions are met:

a)	Information available before the financial statements are issued or are available to be issued indicates that it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements.
b)	The amount of the loss can be reasonably estimated.

As of December 31, 2014 and 2013, the Company did not have any environmental remediation obligations, nor did it have any asset retirement obligations under ASC 410. Furthermore, the Company did not have any environmental remediation loss contingencies requiring recognition or disclosure in its financial statements.

Recent Accounting Pronouncement

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-9, “Revenue from Contracts with Customers” (“ASU 2014-9”). ASU 2014-9 provides for a single comprehensive principles-based standard for the recognition of revenue across all industries through the application of the following five-step process:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The updated guidance related to revenue recognition which affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. The guidance requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for the Company starting on January 1, 2017. The Company is currently evaluating the impact this guidance will have on its combined financial position, results of operations and cash flows.

In April 2014, the Financial Accounting Standards Board (the “FASB”) issued an accounting standard that raises the threshold for disposals to qualify as discontinued operations and requires new disclosures of both discontinued operations and certain other disposals that do not meet the definition of a discontinued operation. The standard revised the definition of a discontinued operation to cover only asset disposals that are considered to be a strategic shift with a major impact on an entity's operations and finances, such as the disposal of a major geographic area or a significant line of business. Application of the standard, which is to be applied prospectively, is required for fiscal years beginning on or after December 15, 2014, and for interim periods within that year.

Based on the Company’s initial assessment of the standard, the Company expects that any potential future disposals of any one of its hog farms will not be reported as discontinued operations and that the results of operations of any such disposed hog farms, including revenues, costs and any gains or losses on disposal, will be classified as continuing operations within the Consolidated Statements of Operations and Comprehensive Income for all periods presented through the date of disposition.

NOTE 3 – ACCOUNTS RECEIVABLE

The Company accrues an allowance for bad debts related to our receivables. The receivable and allowance balances at December 31, 2014 and 2013 were as follows:

	December 31,
	2014	2013
Accounts receivable	$154,928	$675,970
Less: allowance for doubtful accounts	(63,575)	(36,381)
	$91,353	$639,589

The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. After evaluating the collectability of individual receivable balances, the Company increased the allowance for doubtful accounts in the amount of $27,340 and $8,419 for the years ended December 31, 2014 and 2013, respectively.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 4 – INVENTORIES

At December 31, 2014 and 2013, inventories consisted of the following:

	December 31,
	2014	2013
Raw materials	$191,210	$213,226
Finished goods	364,970	1,132,096
	556,180	1,345,322
Less: reserve for obsolete inventory	(95,201)	(485,715)
	$460,979	$859,607

For the years ended December 31, 2014, the Company reported loss of $135,797 on physical inventory, a temporary loss of $17,254 and a permanent loss of 18,090 on inventory valuation. For the years ended December 31, 2013, the Company reported loss of $66,735 on physical inventory and a temporary loss of $7,731 on inventory valuation.

NOTE 5 – OTHER RECEIVABLES

At December 31, 2014 and 2013, the Company reported other receivables of $82,615 and $76,184, respectively, including an allowance for doubtful receivables of $118,873 and $98,193.

The balances of other receivables as of December 31, 2014 and 2013 included the following:

	December 31,
	2014	2013
Construction deposit	$24,436	$8,183
Subsidy receivable	48,538	48,761
Loan receivables	97,744	114,559
Others	30,770	2,874
	201,488	174,377
Less: allowance for doubtful accounts	(118,873)	(98,193)
	$82,615	$76,184

The Company reviews the other receivables on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. After evaluating the collectability of individual receivable balances, the Company increased the allowance for doubtful accounts in the amount of $21,113 and $0 for the years ended December 31, 2014 and 2013.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 6 – LONG-TERM INVESTMENT

As of December 31, 2014 and 2013, the Company reported $0 and $490,966, respectively. No gain or loss recognized from the investment during the years ended December 31, 2014 and 2013.

At September 16, 2013, the Company entered into an investment agreement to establish a PRC limited liability company, Yantai Zongbao Tele-Agriculture Service Co., Ltd. (“Yantai Zongbao”), located in Yantai City, Shandong Province. Yantai Zongbao was engaged in providing agricultural planting consulting services to farm owners. The Company invested in approximately $0.5 million or RMB 3 million for 30% of the equity of Yantai Zongbao. On August 26, 2014, the Company sold the 30% equity of interest of Yantai Zongbao to Ms. Hui Song, a member of the Company’s management team, for consideration of approximately $0.5 million or RMB 3 million. Until August 26, 2014 (the disposal date), Yantai Zongbao did not have any operating activities.

NOTE 7 – PLANT AND EQUIPMENT

Plant and equipment at December 31, 2014 and 2013 consisted of:

		December 31,
	Useful Life	2014	2013
Building	20 years	$389,031	$390,820
Operating equipment	5-10 years	1,704,971	2,010,931
Vehicle	3-5 years	41,706	41,898
Office equipment	3-20 years	63,516	57,265
		2,199,224	2,500,914
Less: accumulated depreciation		(937,584)	(886,743)
		$1,261,640	$1,614,171

For the years ended December 31, 2014 and 2013, depreciation expense amounted to $223,112 and $206,303, respectively. Depreciation is not taken during the period of construction or equipment installation. Upon completion of the installation of manufacturing equipment or any construction in progress, construction in progress balances will be classified to their respective property and equipment category.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 8 – CONSTRUCTION IN PROGRESS

Construction in progress consists of amounts expended for the constructions of two new fertilizer factories. Once construction is completed and the facilities are approved to be used, the construction in progress assets are placed into production and transferred into plant and equipment, whereupon they are depreciated over their estimated useful lives. As of December 31, 2014 and 2013, the construction in progress was $5,535,611 and $399,960, respectively. Included in this amount were:

-	$3,435,914 and $123,502 as of December 31, 2014 and 2013 for building an organic fertilizer processing facility, located in Shanghai, with the annual production capacity of 100,000 tons organic fertilizers. The facility was designed with 4 production lines, with total contractual payment of approximately $11 million or RMB 67.7 million, and was scheduled to be completed on June 2016; and

-	$2,099,697 and $276,458 as of December 31, 2014 and 2013, respectively, for building an organic fertilizer processing facility, located in Weihai City, Shandong Province, with the annual production capacity of 50,000 tons organic fertilizers. The facility was designed with 2 production lines, with total contractual payment of approximately $4.6 million or RMB 28 million, and had been completed on August 2015.

NOTE 9 – BIOLOGICAL ASSETS

Biological assets at December 31, 2014 and 2013 consisted of:

		December 31,
	Useful Life	2014	2013
Apple trees	10 years	$53,686	$—
Less: accumulated amortization		—	—
		$53,686	$—

For the years ended December 31, 2014 and 2013, no amortization expense was reported.

NOTE 10 – INTANGIBLE ASSETS

There is no private ownership of land in China. Land is owned by the government and the government grants land use rights for specified terms. The Company’s land use rights have a term of 50 years. The Company amortizes the land use rights over the term of the respective land use right. For the years ended December 31, 2014 and 2013, amortization of land use rights amounted to $63,905 and $55,878, respectively. At December 31, 2014 and 2013, intangible assets consisted of the following:

		December 31,
	Useful Life	2014	2013
Land use rights	50 years	$3,044,555	$3,058,556
Others	10 years	16,290	—
		3,060,845	3,058,556
Less: accumulated depreciation		(212,284)	(149,012)
		$2,848,561	$2,909,544

The estimated amortization expense of intangible assets over each of the next five years and thereafter will be $63,905.

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 11 – LOAN PAYABLES

Short-term Loans

Short-term loans represent amounts due to lenders that is due within one year. The loans can be renewed with the lenders upon maturity. At December 31, 2014 and 2013, short-term loans consisted of the following:

	December 31,
	2014	2013
Loan payable to Shanghai Jinshan Limin Micro Credit Co. Ltd., annual interest rate of 20%, due and fully repaid by February 25, 2015.	$814,531	$—
Loan payable to Nanjing Julong Equity Investment Fund Management Co., Ltd, annual interest rate of 20.2%, due and repaid by September 2, 2015.	5,827,375	—
Loan payable to Beijing Andexun Investment Advisory Co., Ltd., no interest charge, due by September 30, 2015 and early repaid by September 18, 2015.	795,471	—
Loan payable to Shanghai Siding Equity Investment Fund Management LLP, annual interest rate of 16.32%, due by November 27, 2015 and early repaid by September 2, 2015.	550,216	—
Loan payable to Wuhan Siding Equity Investment Fund Management LLP, annual interest rate of 16.32%, due by November 22, 2015 and early repaid by September 6, 2015.	2,517,879	—
Loan payable to Beijing Changlong Yuntong Equity Investment Fund Management Co., Ltd., annual interest rate of 16.32%, due by December 31, 2015 and early repaid by August 27, 2015.	5,702	—
Loan payable to Shanghai Luojin Construction Co. Ltd., no interest charge and due by January 8, 2015.	130,325	—
Loan payable to Shanghai Lumeila Solid Waste Recycle Engineering Co. Ltd., no interest charge and due by December 31, 2014. This loan was extended to December 31, 2015 and early repaid by September 14, 2015.	65,977	66,280
Loan payable to Shanghai Jinshan Limin Micro Credit Co. Ltd., annual interest rate of 20%, due and repaid by December 31, 2014.	—	4,664,179
Loan payable to Shanghai Jinshan Limin Micro Credit Co. Ltd., annual interest rate of 20%, due by April 27, 2014 and repaid in April 2014.	—	57,279
Loan payable to a third party individual, Mr. Yajun Peng with no interest charge and due on demand.	—	31,950
Loan payable to a third party individual, Mr. Dongwei Wang, with no interest charge and due on demand.	—	490,969
Loan payable to Beijing Anderson Investment Advisory Co., Ltd. with no interest charge and due on demand.	—	163,656

	$10,707,476	$5,474,313

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 11 – LOAN PAYABLES (continued)

Long-term Loans

Long-term loans represent amounts due to lenders that are due more than one year. At December 31, 2014 and 2013, long-term loans consisted of the following:

	December 31,
	2014	2013
Loan payable to Agricultural Bank of China, annual interest rate of 6%, due by August 25, 2016 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	$325,813	$—
Loan payable to Agricultural Bank of China, annual interest rate of 6%, due by February 25, 2017 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	488,719	—
Loan payable to Agricultural Bank of China, annual interest rate of 6%, due by August 25, 2017 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	814,531	—
Loan payable to Agricultural Bank of China, annual interest rate of 6%, due by February 25, 2018 with land use rights as collateral and guaranteed by Mr. Lirong Wang, the CEO.	814,531	—
Loan payable to Shanghai Balunzhi Equity Investment Fund Management Co., Ltd., annual interest rate of 20.65%, due by July 17, 2016 and early repaid by September 25, 2015.	408,569	—
Loan payable to Rushan City Rural Credit Union, annual interest rate of 8.97%, due by June 18, 2016.	553,881	572,794
Loan payable to Beijing Andexun Investment Advisory Co., Ltd., no interest charge, due and fully repaid by September 30, 2015.	—	782,682
Loan payable to Nanjing Julong Equity Investment Fund Management Co., Ltd, annual interest rate of 20.2%, due and fully repaid by September 2, 2015.	—	610,271
Loan payable to Shanghai Siding Equity Investment Fund Management LLP, annual interest rate of 16.32%, due by November 27, 2015.	—	91,647
Loan payable to Wuhan Siding Equity Investment Fund Management LLP, annual interest rate of 16.32%, due by November 22, 2015.	—	252,029
Loan payable to Beijing Changlong Yuntong Equity Investment Fund Management Co., Ltd., annual interest rate of 16.32%, due by December 31, 2015.	—	5,728
Loan payable to Shanghai Luojin Construction Co. Ltd., no interest charge and due January 8, 2015.	—	130,925

	$3,406,044	$2,446,076

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 12 – RELATED PARTY TRANSACTIONS

Loans from Related Parties

During 2013, we obtained an aggregate financial supports of approximately $11,857,000 from our related parties for the Company’s working capital purpose. We had repaid approximately $2,116,000 during the year. The balance of those payables was $8,698,607 as of December 31, 2013. These loans were due upon demand and no interest was charged. The detail of these loans from related parties was as follow:

	During the Year Ended December 31, 2013
Name	Aggregate financial supports received	Aggregate amount Repaid	As of December 31, 2013	Relationship
Shanghai Huhuili Environmental Engineering Co., Ltd.	$435,401	$432,860	$371,722	Major shareholder is the CEO’s relative
Shanghai Aoke Chemicals Co., Ltd.	4,882,798	1,356,194	723,925	The CEO is one of the shareholders
Shanghai Zhongneng Bio-fertilizer Co., Ltd.	—	—	654,622	The CEO is one of the shareholders
Mr. Lijun Wang	4,179,872	44,504	4,189,578	The CEO’s relative
Ms. Hui Song	2,155,823	101,769	2,670,386	One of management team members
Ms. Zhiying Yang	—	—	47,460	The CEO’s wife
Ms. Xueying Sheng	146,192	113,884	32,731	The CFO
Mr. Guohua Lin	—	18,673	—	One of the Company’s shareholders
Mr. Yaohui Sheng	—	48,461	—	The CFO’s relative
	$11,856,624	$2,116,345	$8,698,607

During 2014, we obtained an aggregate financial supports of approximately $17,878,000 from our related parties for the Company’s working capital purpose. We had repaid approximately $15,061,000 during the year. The balance of those payables was $7,815,637 as of December 31, 2014. These loans were due upon demand and no interest was charged. The detail of these loans from related parties was as follow:

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 12 – RELATED PARTY TRANSACTIONS (continued)

	During the Year Ended December 31, 2014
Name	Aggregate financial supports received	Aggregate amount Repaid	As of December 31, 2014	Relationship
Shanghai Huhuili Environmental Engineering Co., Ltd.	$4,940,751	$2,102,165	$3,210,780	Major shareholder is the CEO’s relative
Jilin Jiliang Zongbao Biological Technology Co., Ltd.	1,584,045	8,139	1,322,979	One of management team members had actual control over this entity
Shanghai Zhongneng Bio-fertilizer Co., Ltd.	—	651,126	—	The CEO is one of the shareholders
Mr. Lijun Wang	7,937,231	8,344,185	1,881,567	The CEO’s relative
Ms. Hui Song	3,406,209	3,906,596	1,351,005	One of management team members
Ms. Zhiying Yang	—	—	47,243	The CEO’s wife
Ms. Xueying Sheng	—	32,556	—	The CFO
Mr. Yaohui Sheng	—	8,139	—	The CFO’s relative
Mr. Guohua Lin	9,767	7,706	2,063	One of the Company’s shareholders
	$17,878,003	$15,060,612	$7,815,637

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 12 – RELATED PARTY TRANSACTIONS (continued)

Loans to Related Parties

During 2013, we loaned an aggregate of approximately $4,914,000 to our related parties and collected approximately $2,262,000 during the same period. The ending balance of due from related parties was $860,281 as of December 31, 2013. These loans were due upon demand and no interest was charged. The detail of our loans to related parties was as follow:

	During the Year Ended December 31, 2013
Name	Aggregate amount of loan granted	Aggregate amount collected	As of December 31, 2013	Relationship
Jilin Jiliang Zongbao Biological Technology Co., Ltd.	$25,846	$—	$255,302	One of management team members had actual control over this entity
Yantai Shangying Taimeng Advertising Co., Ltd.	328	(89)	78,232	One of management team had indirect investment relationship with this entity
Mr. Lirong Wang	4,823,290	2,244,280	479,234	The CEO and Chairman of the Company
Mr. Jianping Zhang	64,615	17,727	47,513	One of the Company’s shareholders
	$4,914,079	$2,261,918	$860,281

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 12 – RELATED PARTY TRANSACTIONS (continued)

During 2014, we loaned an aggregate of approximately $12,061,000 to our related parties and collected approximately $8,209,000 during the same period. The ending balance of due from related parties was $3,785,377 as of December 31, 2014. These loans were due upon demand and no interest was charged. The detail of our loans to related parties was as follow:

	During the Year Ended December 31, 2014
Name	Aggregate amount of loan granted	Aggregate amount collected	As of December 31, 2014	Relationship
Shanghai Aoke Chemicals Co., Ltd.	$6,416,374	$3,112,152	$2,635,013	The Company’s CEO is one of Aoke’s shareholders
Yantai Shangying Taimeng Advertising Co., Ltd.	6,115	—	83,994	One of management team had indirect investment relationship with this entity
Mr. Lirong Wang	5,617,751	5,082,438	1,012,763	The CEO and Chairman of the Company
Mr. Jianping Zhang	20,497	14,191	53,607	One of the Company’s shareholders
	$12,060,737	$8,208,781	$3,785,377

The above loans would be in violation of the Sarbanes-Oxley Act of 2002, including Section 402’s prohibition against personal loans to directors and executive officers, either directly or indirectly, had they occurred after Industrial Corp. became a variable interest entity of our Company. Management is aware of the ramifications, and has committed to avoiding it by implementing controls that will prevent this type of violation from happening in the future. Please see “Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons.”

Sales to Related Parties

In 2013, the Company made sales of fertilizer products to Jilin Jiliang Zongbao Biological Technology Co., Ltd. and Yantai Zongbao Tele-Agriculture Service Co., Ltd. The detail of sale transactions with our related parties was as follow:

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 12 – RELATED PARTY TRANSACTIONS (continued)

	During the Year Ended December 31, 2013
Name	Aggregate amount of sales, including VAT	Aggregate amount of receivables collected	As of December 31, 2013	Relationship
Jilin Jiliang Zongbao Biological Technology Co., Ltd.	$1,681,519	$258,461	$1,441,713	One of management team members had actual control over this entity
Yantai Shangying Taimeng Advertising Co., Ltd.	125,114	41,958	84,245	One of management team had indirect investment relationship with this entity
	$1,806,633	$300,419	$1,525,958

In 2014, the Company made sales of fertilizer products to Jilin Jiliang Zongbao Biological Technology Co., Ltd. and Yantai Zongbao Tele-Agriculture Service Co., Ltd. The detail of sale transactions with its related parties was as follow:

	During the Year Ended December 31, 2014
Name	Aggregate amount of sales, including VAT	Aggregate amount of receivables collected	As of December 31, 2014	Relationship
Jilin Jiliang Zongbao Biological Technology Co., Ltd.	$1,293,930	$2,439,924	$288,242	One of management team members had actual control over this entity
Yantai Shangying Taimeng Advertising Co., Ltd.	41,561	41,561	83,860	One of management team had indirect investment relationship with this entity
	$1,335,491	$2,481,485	$372,102

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 12 – RELATED PARTY TRANSACTIONS (continued)

Advances to Related Party Supplier

In 2013, the Company prepaid $1,211,534 to Shanghai Aoke Chemicals Co., Ltd. (“Aoke”) for the equipment purchase for its new Weihai fertilizer plant construction. The Company’s CEO is one of Aoke’s shareholders. As of December 31, 2013, the Company reported prepayments of $1,329,330 to Aoke for its equipment.

In 2014, the Company prepaid certain amount of prepayments to its related parties for undelivered goods and services. The detail of prepayment transactions with its related parties was as follow:

	During the Year Ended December 31, 2014
Name	Aggregate amount of prepayments	Aggregate amount of goods or services delivered	As of December 31, 2014	Relationship
Yantai Shangying Taimeng Advertising Co., Ltd.	$—	$6,115	$—	One of management team had indirect investment relationship with this entity
Cangzhou Zongbao Fertilizer Co., Ltd.	16,644	342	12,330	One of management team members had direct investment in this entity
	$16,644	$6,457	$12,330

Inventories and Services Purchased from Related Parties

In 2013, the Company purchased raw materials from its related parties, Aoke and Cangzhou Zongbao Fertilizer Co., Ltd. The detail of inventory purchase transactions with our related parties was as follow:

	During the Year Ended December 31, 2013
Name	Aggregate amount of purchase	Aggregate amount of payables paid	As of December 31, 2013	Relationship
Shanghai Aoke Chemicals Co., Ltd.	$2,734,372	$600,882	$2,155,525	The Company’s CEO is one of Aoke’s shareholders
Cangzhou Zongbao Fertilizer Co., Ltd.	154,343	150,392	4,003	One of management team members had direct investment in this entity
	$2,888,715	$751,274	$2,159,528

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 12 – RELATED PARTY TRANSACTIONS (continued)

In 2014, the Company purchased raw materials and marketing services from its related parties, Shanghai Aoke Chemicals Co., Ltd. and Yantai Shangying Taimeng Advertising Co., Ltd. The detail of inventory and service purchase transactions with our related parties was as follow:

	During the Year Ended December 31, 2014
Name	Aggregate amount of purchase	Aggregate amount of payables paid	As of December 31, 2014	Relationship
Shanghai Aoke Chemicals Co., Ltd.	$5,095	$5,095	$—	The Company’s CEO is one of Aoke’s shareholders
Yantai Shangying Taimeng Advertising Co., Ltd.	1,284,413	2,093,017	1,336,435	One of management team had indirect investment relationship with this entity
	$1,289,509	$2,098,112	$1,336,435

NOTE 13 – CONCENTRATIONS

Customers

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenues for the years ended December 31, 2014 and 2013.

	Years Ended December 31,
Customers	2014	2013
A	56%	45%

Suppliers

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchase for the years ended December 31, 2014 and 2013.

	Years Ended December 31,
Supplier	2014	2013
B	85%	82%

Shanghai Muliang Industrial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 14 – SUBSEQUENT EVENTS

On February 10, 2016, Shanghai Muliang Industrial Corp. (“Industrial Corp.”) entered into an entrusted management agreement with Muliang Agriculture Ltd.’s wholly owned subsidiary, Shanghai Mufeng Investment Consulting Co., Ltd. (“Consulting Corp.”), which provides that Consulting Corp. will be entitled to the full guarantee for the performance of such entrusted management agreement entered into by the Company. Muliang Agriculture Ltd. (“Agriculture”) was incorporated in Hong Kong, PRC on August 21, 2014. Other than the equity interest in Consulting Corp., Agriculture does not own any assets or conduct any operations. Consulting Corp. is also entitled to receive the residual return of the Company. As a result of the agreement, Consulting Corp. will absorb 100% of the expected gains or losses of the Company, which results in Consulting Corp. being the primary beneficiary of the Company.

Consulting Corp. also entered into a pledge of equity agreement with the principal shareholders of the Company (the “Principal Shareholders”), who pledged all their equity interest in the entity to Consulting Corp. The pledge of equity agreement, which were entered into by each Principal Shareholder, pledged each of the Principal Shareholders’ equity interest in the Company as a guarantee for the entrustment payment under the Entrusted Management Agreements. In addition, Consulting Corp. entered into an option agreement to acquire the Principal Shareholders’ equity interest in these entities if or when permitted by the PRC laws.

(d) Pro Forma Financial Information

Shanghai Muliang Industrial Corp. and Subsidiaries.

Pro Forma Combined Financial Statements

(Unaudited)

INDEX TO FINANCIAL STATEMENTS

Pro Forma Consolidated Financial Statements:

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma combined financial statement is provided for illustrative purposes only to aid in the analysis of the operations of the combined company. The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the business combination, are factually supportable and are expected to have a continuing impact on the combined results.

The following unaudited pro forma combined balance sheet information has been prepared assuming that the acquisition, through a series of contractual arrangements, between Shanghai Mufeng Investment Consulting Corp. (“Consulting Corp.”), a wholly owned subsidiary of Muliang Agriculture Limited (the “Agriculture”) and Shanghai Muliang Industrial Corp. (“Industrial Corp”) a Chinese company, which became effective as of February 10, 2016, had occurred at September 30, 2015. Agriculture is a wholly owned subsidiary, located in Hong Kong, of M & A Holding Corp. (the “Company”), a Nevada corporation.

The unaudited pro forma combined balance sheet gives effect to the following events:

-	On February 10, 2016, Consulting Corp. through a series of contractual arrangements has the ability to substantially influence the daily operations and financial affairs of Industrial Corp., in addition to being able to appoint Industrial Corp.'s senior executives and approve all matters requiring stockholder approval. The structure of the contractual arrangements is such that Industrial Corp. is effectively a variable interest entity (“VIE”) of Consulting Corp. Accordingly, M & A Holding through its wholly owned subsidiary Agriculture and Agriculture’s wholly owned subsidiary, Consulting Corp., consolidates Industrial Corp.'s results of operations, assets and liabilities in its financial statements.

-	On January 11, 2016, pursuant to a Stock Purchase Agreement, the Company issued 129,475,000 shares of its common stock to Lirong Wang for an aggregate consideration of $64,737.5. On the same date, Chenxi Shi, the sole officer and director of the Company, transferred 120,000,000 shares of the common stock of the Company held by him to Lirong Wang for $800 pursuant to a Transfer Agreement

-	By execution of those transactions Lirong Wang owns 249,475,000 (89%) shares of the 280,000,000 shares of the Company’s outstanding common stock.

-	Simultaneously on January 11, 2016, Chenxi Shi resigned as the Company’s officer and director and Lirong Wang was appointed the sole director and President and Secretary (the sole officer).

-	The effect of a series of contractual arrangements is such that effectively a reorganization of the entities has occurred for accounting purposes and is deemed to be a reverse acquisition. Subsequent to a series of contractual arrangements, the financial statements presented are those of a combined M & A Holding Corp. and its subsidiaries, as if the Stock Purchase Agreement and a series of contractual arrangements had been in effect retroactively for all periods presented. Agriculture operates through its wholly owned subsidiary, Consulting Corp., a limited liability company incorporated in Shanghai, PRC. Other than the equity interest in Consulting Corp., Agriculture does not own any assets or conduct any operations.

Shanghai Muliang Industrial Corp. (“Industrial Corp.”) is an existing operating company incorporated in the People’s Republic of China in 2006 principally engaged in the business of developing, manufacturing, and selling organic fertilizers and bio-organic fertilizers for use in agricultural industry. Shanghai Mufeng Investment Consulting Corp. (“Consulting Corp.”) through a series of contractual arrangements has the ability to substantially influence the daily operations and financial affairs of Industrial Corp., in addition to being able to appoint Industrial Corp.'s senior executives and approve all matters requiring stockholder approval. The structure of the contractual arrangements is such that Industrial Corp. is effectively a variable interest entity (“VIE”) of Consulting Corp. Accordingly, Agriculture through its wholly owned subsidiary Consulting Corp consolidates Industrial Corp.'s results of operations, assets and liabilities in its financial statements.

Chinese laws and regulations currently do not prohibit or restrict foreign ownership in fertilizer processing businesses. However, Chinese laws and regulations do prevent direct foreign investment in certain industries. On February 10, 2016, to protect the Company’s shareholders from possible future foreign ownership restrictions, Industrial Corp. entered into an Exclusive Technical Consulting and Service Agreement with Consulting Corp., which provides that Consulting Corp. will be entitled to the full guarantee for the performance of such entrusted management agreement entered into by Industrial Corp. Consulting Corp. is also entitled to receive the residual return of Industrial Corp. As a result of the agreement, Consulting Corp. will absorb 100% of the expected gains or losses of Industrial Corp., which results in Consulting Corp. being the primary beneficiary of Industrial Corp.

Consulting Corp. also entered into an Equity Pledge Agreement with the principal shareholders of Industrial Corp. (the “Principal Shareholders”), who pledged all their equity interest in the entity to Consulting Corp. The Equity Pledge Agreement, which were entered into by each Principal Shareholder, pledged each of the Principal Shareholders’ equity interest in Industrial Corp. as a guarantee for the entrustment payment under the Exclusive Technical Consulting and Service Agreement.

In addition, Consulting Corp. entered into a Call Option Cooperation Agreement to acquire the Principal Shareholders’ equity interest in these entities if or when permitted by the PRC laws.

Based on these exclusive agreements, the Company consolidates the variable interest entity (“VIE”), Industrial Corp., as required by generally accepted accounting principles in the United States (“US GAAP”), because the Company is the primary beneficiary of the VIE. The profits and losses of the Company are allocated based upon the Entrusted Management Agreement.

The acquisition through the Stock Purchase Agreement and the series of contractual arrangements mentioned above will be accounted for as a “reverse acquisition” since, immediately following completion of the transaction, the shareholders of Industrial Corp. immediately after to the acquisition will have effective control of M & A Holding Corp. For accounting purposes, Industrial Corp. will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of M & A Holding Corp. Accordingly, the combined assets, liabilities and results of operations of M & A Holding Corp., and its subsidiaries and VIEs, became the historical financial statements of M & A Holding Corp. at the closing of the series of contractual arrangements, and M & A Holding Corp.’s assets, liabilities and results of operations will be consolidated with those of Industrial Corp. beginning on February 10, 2016. No step-up in basis or intangible assets or goodwill will be recorded in this transaction. As this transaction is being accounted for as a reverse acquisition, all direct costs of the transaction will be charged to additional paid-in capital. All professional fees and other costs associated with transaction will be charged to additional paid-in-capital.

The pro forma combined balance sheet may not be indicative of the actual results of the Share Exchange and there can be no assurance that the foregoing results would have been obtained. In particular, the pro forma combined balance sheet is based on management's current estimates of the Share Exchange. In addition, future results of the combined entity, the Company, may not be similar to the results presented. Actual results could differ from the pro forma information presented. Such results might be dissimilar based on future events and conditions.

The accompanying pro forma combined financial statements should be read in conjunction with the historical financial statements of M & A Holding Corp. as filed in its quarterly report on Form 10-Q and the financial statements of Shanghai Muliang Industrial Corp., the VIE, such financial statements appear elsewhere in this current report on Form 8-K.

Shanghai Muliang Industrial Corp. and Subsidiaries.

Pro Forma Combined Balance Sheets

As of September 30, 2015

(Unaudited)

	Shanghai Muliang	M & A	Shanghai Mufeng Investment Consulting Corp.
	Industrial	Holding	and Muliang		Pro Forma	Pro Forma
	Corp.	Corp.	Agriculture Ltd.		Adjustments	Combined
ASSETS			(*)
Current Assets:
Cash and cash equivalents	$93,549	$20,982	$—	(a)	(20,982)	$158,287
				(b)	64,738
Notes receivable	—	—	—		—	—
Accounts receivable, net	674,458					674,458
Accounts receivable - related party	101,103					101,103
Inventories	545,193	—	—		—	545,193
Advances to suppliers	35,014	—	—		—	35,014
Advances to suppliers - related party	11,913	—	—		—	11,913
Prepaid expenses	—	—	—		—	—
Other receivables, net	465,795	—	—		—	465,795
Loan receivable - related party	—	—	—		—	—
Due from related party	81,147	—	—		—	81,147
Total Current Assets	2,008,172	20,982	—		43,756	2,072,910

Plant and equipment, net	4,596,576	—	—		—	4,596,576
Construction in progress	7,464,197					7,464,197
Biological assets, net	461,521	—	—		—	461,521
Intangible assets, net	2,704,517	—	—		—	2,704,517

Total Assets	$17,234,983	$20,982	$—		$43,756	$17,299,721

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Short-term loans	$849,885	$—	$—		$—	$849,885
Accounts payable and accrued payables	2,632,333	—	—		—	2,632,333
Accounts payable - related party	199,212	—	—		—	199,212
Advances from customers	37,377	—	—		—	37,377
Other payables	266,622					266,622
Accrued expense		11,932	—	(a)	(11,932)	—
Due to related party	3,043,152	15,941	—	(a)	(15,941)	3,043,152
Total Current Liabilities	7,028,581	27,873	—		(27,873)	7,028,581

Long-term loans	6,767,604	—	—		—	6,767,604
Total Liabilities	13,796,185	27,873	—		(27,873)	13,796,185

Stockholders' Equity:
Preferred stock	—	—	—		—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized,150,525,000 shares issued and outstanding	—	15,053	—	(b)	12,947	28,000
Paid in capital	2,416,731	—	—	(c)	(2,416,731)	—
Additional paid-in capital	14,375,625	6,097	—	(a), (b), (c)	2,447,372	16,829,094
Subscription receivable	—	—	—		—	—
Acumulated deficits	(13,162,563)	(28,041)	—	(c)	28,041	(13,162,563)
Accumulated other comprehensive income	(182,619)	—	—		—	(182,619)
Stockholders' Equity - Shanghai Muliang Industry Co. Ltd. and Subsidiaries	3,447,174	(6,891)	—		92,611	3,511,912
Noncontrolling interest	(8,376)	—	—		—	(8,376)
Total Stockholders' Equity	3,438,798	(6,891)	—		92,611	3,503,536
Total Liabilities and Stockholders' Equity	$17,234,983	$20,982	$—		$64,738	$17,299,721

(*):	The balance sheets of Shanghai Mufeng Investment Consulting Corp. and Muliang Agriculture Ltd. are presented as one combined entity for pro forma purposes as these are essentially non-operating holding companies with minimal assets, liabilities and equity.

See notes to combined pro forma financial statements

Shanghai Muliang Industrial Corp. and Subsidiaries.

Pro Forma Combined Statements of Operations and Comprehensive Income

For the Nine Months Ended September 30, 2015

(Unaudited)

	Shanghai Muliang	M & A	Shanghai Mufeng Investment Consulting Corp.
	Industrial	Holding	and Muliang		Pro Forma	Pro Forma
	Corp.	Corp.	Agriculture Ltd.		Adjustments	Combined
			(*)

Revenues	$961,676	$—	$—		$—	$961,676
Revenues - related party	33,088	—	—		—	33,088
	994,764	—	—		—	994,764
Cost of goods sold	619,080	—	—		—	619,080
Gross profit (loss)	375,684	—	—		—	375,684

Operating expenses:
General and administrative expenses	899,168	10,564	—		—	909,732
Selling expenses	140,249	—	—		—	140,249
Total operating expenses	1,039,417	10,564	—		—	1,049,981

Loss from operations	(663,733)	(10,564)	—		—	(674,297)

Other income (expense):
Interest expense	(1,657,362)	—	—		—	(1,657,362)
Subsidy income	168,174	—	—		—	168,174
Loss from disposal of equipment	(490,423)					(490,423)
Other income (expense)	(17,918)	—	—		—	(17,918)
Total other income (expense)	(1,997,529)	—	—		—	(1,997,529)

Income (loss) before income taxes	(2,661,262)	(10,564)	—		—	(2,671,826)

Income taxes	—	—	—		—	-
Net income (loss)	(2,661,262)	(10,564)	—		—	(2,671,826)

Discontinued operations:
Gain from operations of discontinued component, net of taxes	—	—	—		—	-
Net loss	(2,661,262)	(10,564)	—		—	(2,671,826)
Net loss attributable to noncontrolling interest	17,866	—	—		—	17,866
Net loss attributable to Shanghai Muliang Industry Co., Ltd. common stockholders	(2,643,396)	(10,564)	—		—	(2,653,960)

Other comprehensive income:
Unrealized foreign currency translation adjustment	(61,380)	—	—		—	(61,380)

Comprehensive (loss)	$(2,704,776)	$(10,564)	$—		$—	$(2,715,340)

Net income (loss) per common share:
Basic		$(0.00)				$(0.01)
Diluted		$(0.00)				$(0.01)

Weighted average number of shares outstanding
Basic		150,525,000		(d)	129,475,000	280,000,000
Diluted		150,525,000		(d)	129,475,000	280,000,000

See notes to combined pro forma financial statements

Shanghai Muliang Industrial Corp. and Subsidiaries.

Notes to Pro Forma Financial Statements

NOTE 1 - Basis for Pro Forma Presentation

The unaudited pro forma combined financial information as of September 30, 2015 has been derived from Shanghai Muliang Industrial Corp. unaudited financial statements as of September 30, 2015, and the unaudited financial statements of M & A Holding Corp. as of September 30, 2015. This unaudited pro forma combined financial information should be read in conjunction with these unaudited financial statements and notes related to those financial statements.

The pro forma adjustments are based on the best information available and assumptions that management believes are reasonable given the information available; however, such adjustments are subject to change based upon the costs incurred in connections with the Share Exchange and related transactions and any other material information. The unaudited pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what the Company’s financial position would have been had the transactions contemplated by the serious contractual arrangements occurred on September 30, 2015.

On January 11, 2016, the Company issued 129,475,000 shares of its common stock to Lirong Wang for an aggregate consideration of $64,737.5. On the same date, Chenxi Shi, the sole officer and director of the Company on that date, transferred 120,000,000 shares of the common stock of the Company held by him to Lirong Wang for $800 pursuant to a transfer agreement. On February 10, 2016,, Consulting Corp. entered into a series contractual arrangement, including (1) Exclusive Technical Consulting and Service Agreement, (2) Equity Pledge Agreement, and (3) Call Option Cooperation Agreement, with Industrial Corp. and its Principal Shareholders. As a result of the Stock Purchase Agreement and a series contractual arrangement, Shanghai Muliang Industrial Corp., along with its consolidated subsidiaries, became a VIE and controlled entity of M & A Holding Corp. The controlling shareholders of Shanghai Muliang Industrial Corp. are the same as those of M & A Holding Corp.

NOTE 2 - Pro Forma Adjustments

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at September 30, 2015.

The adjustments are as follows:

		Dr.	Cr.
(a)	To eliminate the asset and liabilities of M & A Holding Corp. which were not assumed by Shanghai Muliang Industrial Corp.
	Accrued expense	$11,932
	Due to related party	$15,941
	Cash and cash equivalents		$20,982
	Additional paid-in capital		$6,891

(b)	Stock issuance in reverse merger
	Cash and cash equivalents	$64,738
	Common stock		$12,947
	Additional paid-in capital		$51,791

(c)	To eliminated accumulated deficit of M & A Holding Corp. and paid in capital of Shanghai Muliang Industrial Corp.
	Paid in capital	$2,416,731
	Accumulated deficit		$28,041
	Additional paid-in capital		$2,388,690

(d)	To give effect to 129,475,000 common shares issued with Exchange Agreement

(d) Exhibits:

Exhibit Number	Description
2.3	Call Option Agreement
2.4	Equity Pledge Agreement
2.5	Exclusive Technical Consulting and Service Agreement
2.6	Power of Attorney - Lirong Wang
2.7	Power of Attorney - Zhongfang Wang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

/s/ Lirong Wang
Lirong Wang, Chief Executive Officer

Date: February 11, 2016